                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

REG. SEC.240.14A-101

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12


                           PRIMEX TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.



[X]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3)  Filing Party:

        ------------------------------------------------------------------------

    (4)  Date Filed:

        ------------------------------------------------------------------------

                           [PRIMEX TECHNOLOGIES LOGO]

                           Primex Technologies, Inc.
                           10101 Ninth Street North,
                            St. Petersburg, Florida
                                   33716-3807


                                                               December 21, 2000


Dear Shareholder:


     We invite you to attend a special meeting of shareholders of Primex Technologies, Inc., to be held at 10:30 a.m., local time, on January 24, 2001, at Renaissance Vinoy Resort, 501 5th Avenue N.E., St. Petersburg, Florida.


     At the special meeting, we will ask you to approve the merger agreement that we entered into on November 9, 2000 with General Dynamics Corporation pursuant to which our company would be merged with a wholly owned subsidiary of General Dynamics. If we complete the merger, you will receive $32.10 in cash, without interest, for each share of Primex common stock you own, and Primex will become a 100% owned subsidiary of General Dynamics.


     The Board of Directors carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, the Board of Directors has determined that the terms of the merger agreement and the merger are in the best interests of Primex and its shareholders. In making this determination, the Board of Directors considered, among other things, the oral opinion given by Goldman, Sachs & Co., Primex's financial advisor, on November 8, 2000 (confirmed in writing on November 9, 2000) to the effect that, as of that date and on the basis of and subject to the assumptions, limitations and qualifications set forth in its written confirmation, the $32.10 per share to be received in the merger is fair, from a financial point of view, to our shareholders. The written confirmation of the Goldman, Sachs & Co. opinion is attached as Appendix B to the attached proxy statement and should be read carefully in its entirety.


     THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING.


     Your vote is very important. We cannot complete the merger unless the conditions to closing are satisfied, including approval of the merger agreement by the affirmative vote of the holders of more than two-thirds of the outstanding shares of our common stock. Failure to vote will have the same effect as a vote against approval of the merger agreement. Only holders of our stock of record at the close of business on December 15, 2000 are entitled to notice of and to vote at the special meeting or at any adjournments or postponements.


     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD. If you hold your shares in "street name", you should instruct your broker how to vote in accordance with your voting instruction form.

     The accompanying proxy statement explains the proposed merger and merger agreement and provides specific information concerning the special meeting. Please read these materials carefully.

                                          Sincerely,


                                          /s/ James G. Hascall
                                          JAMES G. HASCALL
                                          Chairman of the Board and
                                          Chief Executive Officer

                                                               December 21, 2000


                           PRIMEX TECHNOLOGIES, INC.
                            10101 NINTH STREET NORTH
                            ST. PETERSBURG, FLORIDA
                                   33716-3807

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Primex Technologies, Inc.:


     The special meeting of shareholders of Primex Technologies, Inc. will be held at Renaissance Vinoy Resort, 501 5th Avenue N.E., St. Petersburg, Florida, on January 24, 2001, at 10:30 a.m., local time, for the purposes of considering and voting upon a proposal to approve the Agreement and Plan of Merger, dated as of November 9, 2000, among General Dynamics Corporation, Mars Acquisition Corporation and Primex. In the merger, each outstanding share of common stock, $1.00 par value per share, of Primex (other than certain shares held directly or indirectly by General Dynamics or Primex) will be converted into the right to receive $32.10 in cash, without interest. The merger agreement is more fully described in the accompanying proxy statement and is attached as Appendix A to the proxy statement. No other matters, except upon appropriate motion a shareholder vote to adjourn or postpone the special meeting, may be brought before the special meeting.



     Primex's Board of Directors has fixed the close of business on December 15, 2000 as the record date for determining shareholders entitled to notice of and to vote at the special meeting and any adjournment or postponement of the meeting. A list of shareholders entitled to vote at the special meeting will be available for examination at Primex's headquarters, during ordinary business hours, from the date of the proxy statement until the special meeting.


     The accompanying proxy statement describes the proposed merger, the actions to be taken in connection with the merger and additional information about the parties involved and their interests. Please give all this information your careful attention.

     THE BOARD OF DIRECTORS OF PRIMEX RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT, MAY REVOKE SUCH SHAREHOLDER'S PROXY AND VOTE PERSONALLY ON THE MERGER AGREEMENT TO BE CONSIDERED AT THE SPECIAL MEETING. EXECUTED PROXIES WITH NO INSTRUCTIONS INDICATED THEREON WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT.

     PLEASE DO NOT SEND YOUR SHARE CERTIFICATES AT THIS TIME.


                                          By Order of the Board of Directors,

                                          /s/ George H. Pain
                                          GEORGE H. PAIN
                                          Secretary



  The proxy statement is dated December 21, 2000 and is first being mailed to
             Primex's shareholders on or about December 21, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    2
THE SPECIAL MEETING.........................................    6
  General...................................................    6
  Record date and quorum requirement........................    6
  Voting procedures; Required vote; Revocability of proxy...    7
  Adjournments or postponements.............................    7
THE PARTIES.................................................    8
  Primex Technologies, Inc. ................................    8
  General Dynamics Corporation..............................    8
  Mars Acquisition Corporation..............................    8
SPECIAL FACTORS.............................................    9
  Background of the merger..................................    9
  Recommendation of our Board of Directors; Reasons for the
     merger.................................................   10
  Opinion of Goldman, Sachs & Co. ..........................   10
  Interests of Primex directors and executive officers......   17
  Effects of the merger.....................................   20
  Federal income tax consequences...........................   21
  Dissenters' rights........................................   21
  Approvals.................................................   21
  Source of funds...........................................   22
THE MERGER AGREEMENT........................................   23
  The merger................................................   23
  Effective time of the merger..............................   23
  Payment for shares........................................   23
  Representations and warranties............................   24
  Covenants.................................................   24
  Indemnification...........................................   26
  Termination...............................................   26
  No solicitation of transactions...........................   26
  Termination fee payable to General Dynamics...............   27
  Employee benefit matters..................................   28
  Conditions to the merger..................................   29
  Expenses..................................................   29
  Amendment and waiver......................................   29
OWNERSHIP OF THE COMPANY....................................   30
  5% shareholders...........................................   30
  Directors and executive officers..........................   31
PRICE RANGE OF COMMON STOCK AND DIVIDENDS...................   32
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...   32
ADDITIONAL INFORMATION......................................   34
  Solicitation of proxies/costs.............................   34
  Other matters.............................................   34
  Shareholder proposals.....................................   34
  Voting procedures.........................................   34
WHERE YOU CAN FIND MORE INFORMATION.........................   35
APPENDIX A Merger agreement.................................  A-1
APPENDIX B Fairness opinion.................................  B-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     Q: WHAT AM I VOTING FOR?

      A: We are asking for your vote to approve the merger agreement that we entered into on November 9, 2000 with General Dynamics Corporation pursuant to which our company will be merged with a wholly owned subsidiary of General Dynamics.

     Q: WHAT WILL I RECEIVE IN THE MERGER?

      A: If we complete the merger, you will receive $32.10 in cash for each share of Primex common stock you own.

     Q: WHAT DO I NEED TO DO NOW?

      A: After carefully reading and considering the information contained in this proxy statement, please complete, date and sign your proxy and return it in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting.

         If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy in favor of approval of the merger agreement.

         If you abstain from voting or do not vote, it will count as a vote against the approval of the merger agreement.


         The special meeting will take place on January 24, 2001. You may attend the special meeting and vote your shares in person rather than voting by proxy.


     Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?


      A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can attend the special meeting and vote in person. Second, you can send a written notice stating that you would like to revoke your proxy. Third, you can complete and submit a new proxy. If you chose either of these final two methods, you must submit your notice of revocation or your new proxy to Primex's solicitation agent, Georgeson & Company, Inc., at the following address so that your notice or new proxy is received by the solicitation agent prior to 9:00 a.m. on the date of the special meeting:


                      Georgeson Shareholder Communications Inc.
                                   17 State Street
                              New York, New York 10004
                              Telephone: (800) 223-2064

     Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME", WILL MY BROKER VOTE MY
        SHARES?

      A: Your broker will vote your shares only if you provide instructions as to how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you do not provide your broker with instructions on how to vote your shares, it will count as a vote against the approval of the merger agreement.

     Q: AM I ENTITLED TO DISSENTERS' RIGHTS?

      A: Under Virginia law, Primex shareholders are not entitled to dissenters' rights, rights of appraisal or similar rights in connection with the merger.

     Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

      A: No. After the merger is completed, you will receive written instructions for exchanging your stock certificates. Please do not send in your stock certificates with your proxy.

     Q: WHO CAN HELP ANSWER MY QUESTIONS?

      A: If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy, you should contact:

                      Georgeson Shareholder Communications Inc.
                                   17 State Street
                              New York, New York 10004
                              Telephone: (800) 223-2064

                              Primex Technologies, Inc.
                              10101 Ninth Street North
                            St. Petersburg, Florida 33716
                               Attention: Gail Wilson
                              Telephone: (727) 578-8144

                                    SUMMARY

     This summary highlights selected information from this proxy statement relating to the proposed merger and may not contain all of the information that may be important to you. To understand the merger and related matters fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the attached documents. Where appropriate, items in this summary include a cross reference directing you to a more complete description included elsewhere in this proxy statement.

                              THE SPECIAL MEETING

TIME AND PLACE OF THE SPECIAL MEETING


     The special meeting of our shareholders will be held on January 24, 2001, at 10:30 a.m., local time, at Renaissance Vinoy Resort, 501 5th Avenue N.E., St. Petersburg, Florida.


PURPOSE OF THE SPECIAL MEETING

     At the special meeting, our shareholders will consider and vote on a proposal to approve the merger agreement, dated November 9, 2000, among General Dynamics Corporation, Mars Acquisition Corporation and Primex Technologies, Inc., which we refer to as "Primex" or the "Company". Under the merger agreement, the Company will be merged with a wholly owned subsidiary of General Dynamics, with the Company as the surviving corporation in the merger. Each outstanding share of our common stock, par value $1.00 per share, other than certain shares held directly or indirectly by General Dynamics or the Company, will be converted automatically into the right to receive $32.10 in cash, without interest. See "THE MERGER AGREEMENT -- The merger" beginning on page 23.

RECORD DATE AND QUORUM


     Our Board of Directors has fixed the close of business on December 15, 2000, as the record date for determining shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements. Each holder of record of shares of our common stock at the close of business on the record date is entitled to one vote for each share then held on each matter submitted to a vote of shareholders. At the close of business on the record date, 10,402,575 shares of our common stock were outstanding. The holders of a majority of the outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum for the transaction of business at the special meeting. See "THE SPECIAL MEETING -- Record date and quorum requirement" beginning on page 6.


REQUIRED VOTE AND PROXIES

     The affirmative vote of the holders of more than two-thirds of the outstanding shares of our common stock is required to approve the merger agreement. A failure to vote or a vote to abstain generally will have the same effect as a vote cast against approval of the merger agreement. Brokers who hold shares as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners, and a broker non-vote will have the same effect as a vote against approval of the merger agreement.

     Shareholders are requested to promptly complete, date, sign and return the accompanying proxy card. A shareholder may revoke a proxy at any time prior to its exercise. See "THE SPECIAL MEETING -- Voting procedures; Required vote; Revocability of proxy" beginning on page 7.

                                  THE PARTIES

THE COMPANY

     Primex provides a variety of munitions, propellants, satellite propulsion systems and electronic products to the U.S. government and its allies, as well as domestic and international industrial customers. The Company had approximately 2400 employees as of October 31, 2000.

     Our headquarters are located at 10101 Ninth Street North, St. Petersburg, Florida 33716. Our general telephone number at the headquarters is (727) 578-8100.

GENERAL DYNAMICS CORPORATION

     General Dynamics is engaged in business aviation, information systems, shipbuilding and marine systems and combat systems. Shares of common stock of General Dynamics are listed on the New York Stock Exchange under the ticker symbol "GD".

     The headquarters of General Dynamics are located at 3190 Fairview Park Drive, Falls Church, Virginia 22041. General Dynamics' general telephone number at the headquarters is (703) 876-3000.

MARS ACQUISITION CORPORATION.

     Mars Acquisition Corporation is a newly-formed corporation organized and existing under the laws of Delaware. General Dynamics directly owns 100% of Mars Acquisition Corporation. Mars Acquisition Corporation was organized solely for the purpose of entering into the merger agreement with the Company and has not conducted any business operations.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     For a description of the events leading to the approval of the merger by our Board of Directors and the reasons for such approval, you should refer to "SPECIAL FACTORS -- Background of the merger" beginning on page 9 and "-- Recommendation of our Board of Directors; Reasons for the merger" beginning on page 10.

RECOMMENDATION OF OUR BOARD OF DIRECTORS


     On November 8, 2000, our Board of Directors approved the merger agreement and recommended that our shareholders approve the merger agreement by unanimous vote of those directors present. In connection with the foregoing, our Board of Directors determined that the merger is in the best interests of the Company and its shareholders. In making its recommendation, our Board of Directors relied upon, among other things, the fairness opinion of the Company's financial advisor, Goldman, Sachs & Co. See "SPECIAL FACTORS -- Recommendation of our Board of Directors; Reasons for the merger" beginning on page 10 and "-- Opinion of Goldman, Sachs & Co." beginning on page 10.


     OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

OPINION OF THE FINANCIAL ADVISOR

     Goldman, Sachs & Co. provided its oral opinion on November 8, 2000 (confirmed in writing on November 9, 2000) to our Board of Directors that, as of that date, the merger consideration was fair from a financial point of view to our shareholders (other than General Dynamics and its subsidiaries).
     The full text of the written confirmation of the Goldman, Sachs & Co. opinion, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B and incorporated by reference into this proxy statement. The opinion of Goldman, Sachs & Co. does not constitute a recommendation as to how you should vote with respect to the merger agreement. We urge you to read the opinion in its entirety. See "SPECIAL FACTORS -- Opinion of Goldman, Sachs & Co." beginning on page 10.

REASONS FOR THE MERGER

     The principal purpose of the merger is to enable General Dynamics to own all of the equity interests in the Company and provide you the opportunity to receive liquidity for your shares at a premium cash price over the market prices at which the common stock generally traded prior to the announcement of the merger agreement. See "SPECIAL FACTORS -- Recommendation of our Board of Directors; Reasons for the merger" beginning on page 10.

INTERESTS OF PRIMEX DIRECTORS AND EXECUTIVE OFFICERS

     In considering the recommendation of our Board of Directors with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests in connection with the merger that are different from, or in addition to, the interests of other Company shareholders. These interests exist because of change in control agreements that the executive officers have with the Company and rights that the executive officers and directors have under the Company's compensation and benefits plans. In addition, the merger agreement requires General Dynamics to indemnify directors and executive officers of the Company for events occurring before the merger, including events that are related to the merger. See "SPECIAL
FACTORS -- Interests of Primex directors and executive officers" beginning on page 17 and "THE MERGER AGREEMENT -- Indemnification" beginning on page 26.

FEDERAL INCOME TAX CONSEQUENCES

     The receipt of the cash merger consideration by a holder of our shares will be a taxable transaction for U.S. federal income tax purposes. We urge you to consult your tax advisors to determine the effect of the merger under applicable federal, state, local and foreign tax laws. See "SPECIAL FACTORS -- Federal income tax consequences" beginning on page 21.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under Virginia law, the Company's shareholders are not entitled to any dissenters' rights, rights of appraisal or similar rights in connection with the merger.

APPROVALS


     The obligation of each of General Dynamics and the Company to close the merger is subject to the receipt of any material regulatory approvals. The waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired on December 15, 2000. We are not aware of any other significant regulatory approval required in connection with the merger. See "SPECIAL FACTORS -- Approvals" beginning on page 21.


SOURCE OF FUNDS

     General Dynamics has informed us that the aggregate merger consideration (including the cancellation of outstanding options and stock appreciation rights) of approximately $354 million will be financed through its cash on hand, existing lines of credit or other sources of funds (or a combination of such sources).

                              THE MERGER AGREEMENT

THE MERGER

     The merger agreement provides that, subject to satisfaction of various conditions, Mars Acquisition Corporation will be merged with and into the Company. Following the merger, the separate existence of Mars Acquisition Corporation will cease, and the Company will continue as the surviving corporation. As of the effective time of the merger, each of our issued and outstanding shares, other than certain shares held directly or indirectly by General Dynamics or the Company, will, by virtue of the merger, be canceled and converted into the right to receive $32.10 in cash, without interest. See "THE MERGER AGREEMENT -- The merger" beginning on page 23.
EFFECTIVE TIME OF THE MERGER AND PAYMENT FOR SHARES

     The effective time of the merger will occur no later than three business days following the satisfaction or waiver of the conditions to the merger contained in the merger agreement. See "THE MERGER AGREEMENT -- Conditions to the merger" beginning on page 29. Detailed instructions with regard to the surrender of share certificates, together with a letter of transmittal, will be forwarded to shareholders by the paying agent promptly following the effective time of the merger. Shareholders should not submit their certificates to the paying agent until they have received such materials. The paying agent will send payment of the merger consideration to you as promptly as practicable following receipt by the paying agent of your certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of certificates. See "THE MERGER AGREEMENT -- Payment for shares" beginning on page 23.

     You should not send any share certificates to us at this time.

CONDITIONS TO THE MERGER

     Each party's obligation to complete the merger is subject to satisfaction of a number of conditions, including with respect to one or both parties:

     - the merger agreement shall have been approved by holders of more than two-thirds of the outstanding shares of our common stock;

     - the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of any other material regulatory approvals;

     - the absence of any injunction or other legal restraint preventing the closing of the merger;

     - the representations and warranties of the Company, on the one hand, and General Dynamics and Mars Acquisition Corporation, on the other hand, are true and correct

       (subject, in most cases, to certain materiality standards) as of the effective time of the merger (unless any such representation or warranty refers to some other time); and

     - performance by the Company, on the one hand, and General Dynamics and Mars Acquisition Corporation, on the other hand, in all material respects of their respective covenants.

     Any or all of the conditions that have not been satisfied may be waived (other than conditions that are required by law, such as approval of the merger agreement by our shareholders, certain regulatory approvals and the absence of injunctions enjoining the merger). See "THE MERGER AGREEMENT -- Conditions to the merger" beginning on page 29. Even if our shareholders approve the merger agreement, we cannot assure you that the merger will be completed.

TERMINATION

     The merger agreement contains provisions addressing the circumstances under which the Company or General Dynamics may terminate the merger agreement. In addition, the merger agreement provides that, in several circumstances, the Company may be required to pay General Dynamics a termination fee of $10 million. For a more complete discussion, see "THE MERGER
AGREEMENT -- Termination" beginning on page 26 and "-- Termination fee payable to General Dynamics" beginning on page 27.

EXPENSES

     All fees and expenses incurred in connection with the merger will be paid by the party incurring such fees or expenses.

SECURITY OWNERSHIP OF PRIMEX DIRECTORS AND EXECUTIVE OFFICERS


     At the close of business on the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, 458,141, or approximately 4.4%, of the outstanding shares of our common stock. To our knowledge, all of our directors and executive officers intend to vote their beneficially owned shares which are eligible to be voted on the merger agreement proposal in favor of approval of the merger agreement. See "OWNERSHIP OF THE COMPANY -- Directors and executive officers" beginning on page 31.


MARKET PRICES OF COMMON STOCK

     Currently, shares of our common stock are listed for trading on The Nasdaq National Market. As a result of the merger, we will become a wholly owned subsidiary of General Dynamics, and our shares will cease to trade on any public trading market. The closing price of our common stock on December 15, 2000, was $31.69 per share.



     On the record date, there were approximately 5340 holders of record of our common stock.

                              THE SPECIAL MEETING

GENERAL


     This proxy statement is being delivered to you in connection with a special meeting of shareholders to be held on January 24, 2001, at 10:30 a.m., local time, at Renaissance Vinoy Resort, 501 5th Avenue N.E., St. Petersburg, Florida. The purpose of the special meeting is for our shareholders to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of November 9, 2000, among the Company, General Dynamics and Mars Acquisition Corporation. Each copy of this proxy statement is accompanied by a proxy card or a voting instruction card furnished in connection with the solicitation of proxies or voting instructions by our Board of Directors for use at the special meeting. This proxy statement is being mailed on or about December 21, 2000, to our shareholders of record on December 15, 2000.


     Our Board of Directors has determined that the merger and the merger agreement are in the best interest of the Company and its shareholders and has approved the merger and the merger agreement by unanimous vote of the directors present. ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. See "SPECIAL FACTORS -- Background of the merger" beginning on page 9 and "-- Recommendation of our Board of Directors; Reasons for the merger" beginning on page 10.

     Shareholders are requested to promptly complete, date, sign and return the accompanying proxy card. Return of an executed proxy with no instructions indicated thereon will result in the applicable shares being voted "FOR" approval of the merger agreement. A vote to abstain or a failure to return a properly executed proxy card or to vote at the special meeting will have the effect of a vote "AGAINST" approval of the merger agreement.

RECORD DATE AND QUORUM REQUIREMENT


     Our Board of Directors has fixed the close of business on December 15, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. Each holder of record of common stock at the close of business on the record date is entitled to one vote for each share then held on each matter submitted to a vote of shareholders. Of those shares of common stock outstanding as of the record date, approximately 1,067,770 shares were held in the Primex Technologies, Inc. Retirement Investment Management Experience Plan, which we refer to as the "PRIME Plan", by Boston Safe Deposit and Trust Company, N.A., as the trustee. In addition, approximately 752,630 shares were held in the Olin Corporation Contributing Employee Ownership Plan, which we refer to as the "CEOP", by the State Street Bank and Trust Company, as the trustee. Each individual participating in the PRIME Plan or the CEOP is entitled to instruct the trustee how to vote all shares of common stock credited to the participant's account as of the record date. Shares of common stock held in the PRIME Plan and the CEOP for which voting instructions are not received from PRIME Plan or CEOP participants, respectively, will be voted by the trustee in the same proportion as shares of common stock for which the trustee has received instructions.


     The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. Abstentions and shares referred to as "broker or nominee non-votes" that are represented at the special meeting -- shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker or nominee does not have discretionary voting power on a particular matter -- are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If less than a majority of outstanding shares are represented at the special meeting, the special meeting will be adjourned to a time, date and place designated by our management.

     SHAREHOLDERS SHOULD NOT FORWARD ANY SHARE CERTIFICATES WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS COMPLETED, SHARE CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WILL BE SENT TO SHAREHOLDERS BY THE PAYING AGENT, PROMPTLY AFTER THE EFFECTIVE TIME OF THE MERGER.

VOTING PROCEDURES; REQUIRED VOTE; REVOCABILITY OF PROXY


     Approval of the merger agreement will require the affirmative vote of the holders of more than two-thirds of the outstanding shares of our common stock. Except for shares held by PRIME Plan and CEOP participants, a failure to vote or a vote to abstain will have the same effect as a vote cast against approval of the merger agreement. Brokers and, in many cases, nominees will not have discretionary power to vote on the merger proposal to be presented at the special meeting. Accordingly, beneficial owners of shares should instruct their brokers or nominees on how to vote. A broker or nominee non-vote will have the same effect as a vote against approval of the merger agreement. If no instructions are indicated on a properly executed proxy, such proxy will be voted "FOR" approval of the merger agreement in accordance with the recommendation of our Board of Directors. A shareholder may revoke a proxy at any time prior to its exercise.



     A shareholder may revoke a proxy by delivering to the Company's solicitation agent, Georgeson & Company, Inc., either (1) a written notice of revocation or (2) a duly executed proxy bearing a later date. Such notice or new proxy must be received by the solicitation agent prior to 9:00 a.m. on the date of the special meeting. A shareholder may also revoke a proxy by attending the special meeting and voting in person. The presence of a shareholder at the special meeting will not in and of itself automatically revoke such shareholder's proxy. The address of the Company's solicitation agent is Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004.


ADJOURNMENTS OR POSTPONEMENTS

     Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies or for other reasons as determined by our Board of Directors. Any adjournment or postponement may be made without notice, including by an announcement made at the special meeting, by approval of the holders of a majority of the voting power represented by the outstanding shares of the Company's common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any signed proxies received by the Company will be voted in favor of an adjournment or postponement in these circumstances unless a written note on the proxy by the shareholder directs otherwise. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies or for other reasons will allow the Company's shareholders who have already sent in their proxies to revoke them at any time prior to their use.

                                  THE PARTIES

PRIMEX TECHNOLOGIES, INC.

     We are Primex Technologies, Inc. In this proxy statement, we refer to our company as "Primex", the "Company", "we" or "us". We were organized under the laws of the Commonwealth of Virginia in May 1996 and have been publicly owned since December 31, 1996, when Olin Corporation made a distribution to its shareholders of all the outstanding shares of our common stock. The Company provides a variety of ordnance and aerospace products and services to the U.S. government, friendly foreign governments and domestic and international commercial and industrial customers. Our business operations are organized into two segments that correspond to our primary products and services. Through our Ordnance and Tactical Systems ("Ordnance") segment, the Company designs and manufactures tank and other large and medium caliber ammunition for U.S. and friendly foreign government customers. These products are used in ships, aircraft, tanks and fighting vehicle based weapons and other applications. Additionally, the Ordnance segment manufactures precision metal components and provides explosive load, assemble and pack services for a variety of tactical missile and rocket programs. The Ordnance segment also designs and produces shaped charge warheads and control actuator systems that are used in various weapons. Ball Powder(R) propellant, which is sold to U.S. and friendly foreign militaries, commercial ammunition manufacturers and sporting and recreational customers, is also manufactured by the Ordnance segment. The Aerospace and Electronics ("Aerospace") segment designs and manufactures electronic products utilized primarily in aeronautic applications, as well as rocket engines and electronic products used in space applications. The Aerospace segment also produces solid propellant products used in munitions dispensing and inflation devices.

     Our principal executive offices are located at 10101 Ninth Street North, St. Petersburg, Florida 33716. Our general telephone number at that location is
(727) 578-8100.

GENERAL DYNAMICS CORPORATION

     General Dynamics Corporation is a Delaware corporation formed in 1952 as successor to the Electric Boat Company. The primary businesses of General Dynamics focus on business aviation, information systems, shipbuilding, marine systems and land and amphibious combat systems.

     General Dynamics' principal executive offices are located at 3190 Fairview Park Drive, Falls Church, Virginia 22041. Their general telephone number at that location is (703) 876-3000.

MARS ACQUISITION CORPORATION

     Mars Acquisition Corporation is a newly-formed corporation organized and existing under the laws of Delaware. General Dynamics directly owns all the outstanding shares of capital stock of Mars Acquisition Corporation. Mars Acquisition Corporation was organized solely for the purpose of entering into the merger agreement with the Company and has not conducted any business operations.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     In January 2000, we received an unsolicited indication of interest to acquire the Company from a financial investor. At the February 29, 2000 meeting of our Board of Directors, in order to adequately respond to the offer, the Board of Directors decided to explore the possibility of a strategic transaction between the Company and certain potential industry and financial partners. The Company engaged Goldman, Sachs & Co. to conduct a review of such strategic possibilities, including contacting a number of potential partners to solicit interest in a strategic transaction with the Company. Following the completion of the review in April 2000 and based upon the responses and indications of interest received by the Company as a result of the contacts, our Board of Directors decided not to pursue any strategic transaction at such time.

     In September 2000, James G. Hascall, our Chairman and Chief Executive Officer, J. Douglas DeMaire, our President, and two other executive officers of the Company met with Nicholas D. Chabraja, Chairman and Chief Executive Officer of General Dynamics, and other officers and employees of General Dynamics, at a meeting unrelated to a strategic transaction between General Dynamics and the Company.

     In early October 2000, Mr. Chabraja telephoned Mr. Hascall and indicated that General Dynamics might be interested in pursuing a strategic transaction with the Company and also indicated that he would be in further contact with Mr. Hascall.

     On October 18, 2000, Mr. Chabraja and Arthur J. Veitch, a Senior Vice President of General Dynamics, met with Mr. Hascall and Mr. DeMaire to discuss General Dynamics' interest in the Company. On October 19, 2000, the Company received an offer letter from General Dynamics indicating that General Dynamics was prepared to make an all-cash offer to acquire the Company, subject to a number of conditions, including the completion of a due diligence review. In response to the offer letter, Mr. Hascall indicated to Mr. Chabraja that he would present the offer contained in the General Dynamics offer letter to the Company's Board of Directors meeting scheduled for November 8, 2000. We also contacted our financial and legal advisors, including Goldman, Sachs & Co. and Cravath, Swaine & Moore, in connection with the proposed transaction. Mr. Hascall also individually apprised each of the Company's directors concerning the offer from General Dynamics. The Company then invited General Dynamics to conduct its due diligence investigation.

     From late October 2000 through early November 2000, representatives of the Company, General Dynamics and their respective advisors met or spoke on numerous occasions regarding the business and financial condition of the Company and the status of General Dynamics' due diligence investigation. Representatives of the Company, General Dynamics and their respective advisors also engaged in negotiations concerning the merger agreement and other related documents during this period. The Company and General Dynamics reached a definitive agreement on the terms and conditions of the merger and the merger agreement by November 8, 2000.

     At a Board of Directors meeting held on November 6, 2000, General Dynamics' Board of Directors considered and approved the merger and other related transactions by unanimous vote.

     On November 8, 2000, our Board of Directors convened to consider the merger and related transactions. At the meeting, (1) Mr. Hascall reported on the background to the merger and merger negotiations, (2) our outside counsel, Cravath, Swaine & Moore, described the terms of the proposed transaction, as well as the fiduciary obligations of directors in considering the proposed transaction, and (3) our financial advisor, Goldman, Sachs & Co., reported on the financial aspects of the merger and delivered an oral opinion (confirmed in writing on November 9, 2000) to the effect that, as of November 8, 2000 and on the basis of and subject to the assumptions, limitations and qualifications set forth in its written confirmation, the $32.10 per share to be received in the merger was fair, from a financial point of view, to our shareholders. On the evening of November 8, 2000, our Board of Directors approved the merger and related transactions by unanimous vote of those present.

     On the morning of November 9, 2000, the merger agreement and related agreements were executed and delivered, and the transaction was publicly announced jointly by General Dynamics and us.

RECOMMENDATION OF OUR BOARD OF DIRECTORS; REASONS FOR THE MERGER

     OUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTEREST OF THE COMPANY AND OUR SHAREHOLDERS. ACCORDINGLY, OUR BOARD OF DIRECTORS HAS, BY A UNANIMOUS VOTE OF DIRECTORS PRESENT, APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND RECOMMENDS THAT OUR SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.


     In deciding to approve the merger and related transactions, our Board of Directors considered a variety of factors, including (1) the lack of day-to-day liquidity faced by many of our shareholders in holding their shares, (2) the premium that the merger price represented to current and historical market values and various other valuations of the Company, (3) the opinion rendered by Goldman, Sachs & Co. regarding the fairness of the merger consideration, from a financial point of view, to the holders of shares of our common stock (other than General Dynamics and its subsidiaries), (4) the ability of our Board of Directors to enter into discussions with other parties in the event that a possible superior proposal is made to the Company, (5) the range of alternative strategies or transactions which might be available to us and the prices at which those transactions might be implemented, (6) the absence of any financing condition to General Dynamics' obligations to close the transaction and the ability of General Dynamics to pay the merger consideration and (7) the likelihood of satisfying the regulatory and other conditions to closing the merger.


     In deciding to approve the merger and related transactions, our Board of Directors considered the various factors discussed above. Our Board of Directors did not, however, assign any relative or specific weights to those factors, and individual directors may have given different weight to different factors.

OPINION OF GOLDMAN, SACHS & CO.

     On November 8, 2000, Goldman, Sachs & Co. gave us its oral opinion (confirmed in writing on November 9, 2000) that as of such date, based upon and subject to the considerations set forth in its written confirmation, the $32.10 per share in cash to be received by the holders of shares of our common stock (other than General Dynamics and its subsidiaries) pursuant to the merger agreement was fair from a financial point of view to such holders.

     You should consider the following when reading the discussion of the opinion of Goldman, Sachs & Co. below:

     - The written confirmation of the opinion of Goldman, Sachs & Co. is attached as Appendix B to this proxy statement and is incorporated by reference. We urge you to read it carefully.

     - The Goldman, Sachs & Co. opinion was necessarily based upon conditions as they existed and could be evaluated on November 8, 2000. Although subsequent developments may affect its opinion, Goldman, Sachs & Co. does not have any obligation to update, revise or reaffirm its opinion.

     - The Goldman, Sachs & Co. opinion does not address the merits of the proposed merger and the other business strategies considered by our Board of Directors, nor does it address our Board of Directors' decision to proceed with the proposed merger.

     - The Goldman, Sachs & Co. opinion does not constitute a recommendation as to how you should vote on the proposal to approve the merger agreement.

     Although Goldman, Sachs & Co. evaluated the fairness, from a financial point of view, to the holders of our common stock (other than General Dynamics and its subsidiaries) of the $32.10 per share to be received as merger consideration pursuant to the merger agreement, the consideration itself was determined through arm's length negotiations between our senior management and counsel and the senior management and counsel of General Dynamics. We did not provide specific instructions to, or place any limitation on, Goldman, Sachs & Co. with respect to the procedures to be followed or factors to be considered by Goldman, Sachs & Co. in performing its analyses or providing its opinion.

     In connection with its opinion, Goldman, Sachs & Co. reviewed, among other things:

     - the merger agreement;

     - our annual reports to shareholders on Form 10-K for the four years ended December 31, 1999;

     - certain of our interim reports to shareholders and quarterly reports on Form 10-Q;

     - certain other communications from us to our shareholders; and

     - certain internal financial analyses and forecasts for us prepared by our management.

     Goldman, Sachs & Co. also held discussions with members of our senior management regarding their assessment of our past and current business operations, financial conditions and future prospects. In addition, Goldman, Sachs & Co.:

     - compared certain financial and stock market information for the Company with similar information for certain other companies, the securities of which are publicly traded;

     - reviewed the financial terms of certain recent business combinations in the aerospace and defense industry specifically and in other industries generally;

     - reviewed the reported price and trading activity for our common stock;
       and

     - performed such other studies and analyses as it considered appropriate.

     Goldman, Sachs & Co. relied upon the accuracy and completeness of all the financial and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. Goldman, Sachs & Co. did not make an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and was not furnished with any such evaluation or appraisal. Goldman, Sachs & Co. solicited from third parties indications of interest in acquiring all of the Company, or engaging in a business combination or any other strategic transaction with the Company, through April 2000. Subsequent to that process, Goldman, Sachs & Co. was not requested to solicit and did not solicit interest from third parties with respect to any acquisition of, or strategic transaction with, the Company.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman, Sachs & Co. is familiar with the Company, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman, Sachs & Co. has also from time to time provided investment banking services to General Dynamics, including having acted as agent for General Dynamics' commercial paper program and common stock repurchase plan and as General Dynamics' financial advisor in connection with its acquisitions of Lockheed Martin Corporation's Armament and Defense division in January 1997, Lucent Technologies' Advanced Technology Systems division in October 1997 and Ceridian Corporation's Computing Devices International division in January 1998. Goldman, Sachs & Co. may also provide investment banking services to General Dynamics in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or General Dynamics for its own account and the accounts of customers.

     We have agreed to pay Goldman, Sachs & Co. a customary transaction fee upon completion of the merger. The fee will be equal to 1.125% of the aggregate consideration paid in the merger, including the amount of our indebtedness to be assumed or repaid by General Dynamics and its subsidiaries. If the merger is completed, as expected, at the price of $32.10 per share of our common stock, Goldman, Sachs & Co. would be entitled to receive a transaction fee of approximately $5.8 million (based on an underlying value of equity of approximately $354 million and indebtedness of $165 million as of October 1,
2000). We have also agreed to indemnify Goldman, Sachs & Co. against various liabilities, including various liabilities under the federal securities laws.

     The following is a summary of the material financial analyses used by Goldman, Sachs & Co. in connection with reaching its opinion and does not purport to be a complete description of the analyses performed by Goldman, Sachs & Co. The following quantitative information, to the extent it is based on market data, is based on market data as it existed at or about November 8, 2000 and is not necessarily indicative of current market conditions. You should understand that the order of analyses and the results of such analyses described does not represent the relative importance or weight given to such analyses by Goldman, Sachs & Co. The summary of financial analyses includes information presented in tabular format. In order to understand fully the financial analyses used by Goldman, Sachs & Co., these tables must be read together with the text of each summary. The tables alone do not describe completely the financial analyses.

  Comparison of selected transactions in the aerospace and defense industry

     Goldman, Sachs & Co. reviewed publicly available information for seven acquisitions in the aerospace and defense industry completed since August 1992. This analysis demonstrates how selected financial data about the merger compares to that of recent transactions in the aerospace and defense industry. Goldman, Sachs & Co. selected the following acquisitions for comparison:

CLOSING                                                                        TRANSACTION
DATE      ACQUIRING COMPANY               ACQUIRED COMPANY                        VALUE
-------   -----------------               ----------------                   ---------------
                                                                             ($ IN MILLIONS)
05/2000   Alcoa Inc.                      Cordant Technologies Inc.              $2,965
11/1998   Primex Technologies, Inc.       CMS Group                                 123
10/1997   Carlyle Group                   United Defense, L.P.                      850
02/1997   Hughes Electronics Corporation  Alliant Techsystems Inc. (Marine          141
                                          Systems Business)
12/1996   General Dynamics Corporation    Lockheed Martin Corporation               450
                                          (Armaments and Defense Systems
                                          Businesses)
03/1995   Alliant Techsystems Inc.        Hercules Incorporated (Aerospace          440
                                          Business)
08/1992   Hughes Aircraft Company         General Dynamics Corporation              450
                                          (Missile Business)

     The transaction value for each selected acquisition was measured as the total equity consideration to be paid to the acquired company's shareholders, plus indebtedness assumed by the acquiring company. Goldman, Sachs & Co. calculated for each selected acquisition the transaction value as a multiple of:

     - acquired company sales for the latest twelve-month period prior to the announcement of the transaction for which financial results were publicly available;

     - acquired company earnings before interest, taxes, depreciation and amortization, which we refer to as "EBITDA", for the latest twelve-month period prior to the announcement of the transaction for which financial results were publicly available; and

     - acquired company earnings before interest and taxes, which we refer to as "EBIT", for the latest twelve-month period prior to the announcement of the transaction for which financial results were publicly available.

     Goldman, Sachs & Co. derived corresponding multiples for the merger based on the merger consideration of $32.10 per share of our common stock and management's estimates of 10.4 million shares of our common stock issued and outstanding, 1.6 million shares of our common stock subject to options at a weighted average exercise price of $19.95 per share and indebtedness of $164.8 million as of October 1, 2000.

     The following table sets forth the results of this analysis and compares the multiples derived for the selected acquisitions to the corresponding multiples for the merger:

                                                 SELECTED ACQUISITIONS        THE MERGER
                                             -----------------------------    ----------
                                                RANGE       MEAN    MEDIAN
                                             -----------    ----    ------
Ratio of transaction value to:
  Acquired company's sales for the latest
     twelve-month period prior to
     announcement..........................  0.3 -  1.3x    0.8x     0.8x        1.0x
  Acquired company's EBITDA for the latest
     twelve-month period prior to
     announcement..........................  2.9 -  9.4x    6.1x     6.7x        6.7x
  Acquired company's EBIT for the latest
     twelve-month period prior to
     announcement..........................  5.9 - 12.0x    8.6x     8.8x       10.0x

  Discounted cash flow analyses

     Goldman, Sachs & Co. performed discounted cash flow analyses to determine the implied enterprise value of the Company and the implied equity value per share of our common stock:

     - utilizing the Company's management projections as of October 23, 2000 for the remainder of year 2000 through year 2004 and discounting those projections to the end of October 2000; and

     - assuming the Company's management estimates as of October 1, 2000 of 10.4 million shares of our common stock issued and outstanding, 1.6 million shares of our common stock subject to options at a weighted average exercise price of $19.95 per share and indebtedness of $164.8 million.

     Goldman, Sachs & Co. applied discount rates ranging from 9.0% to 13.0% per year and terminal value multiples of management-estimated 2004 EBITDA ranging from 4.0x to 6.0x to the Company's estimated future cash flows. The range for discount rates was chosen by Goldman, Sachs & Co. based on estimates of cost of capital ranges that could be applicable. Based on these discount rates and terminal value multiples, Goldman, Sachs & Co. derived implied enterprise values for the Company ranging from $416.5 million to $636.3 million. Goldman, Sachs & Co. applied the same discount rates and terminal value multiples to derive implied equity values per share of our common stock ranging from $23.64 to $41.99.


     In addition, Goldman, Sachs & Co. applied changes in annual sales growth ranging from (2.0)% to 2.0% and changes in annual EBIT margin of (2.0)% to 2.0% to the Company's estimated future cash flows. Based on these changes in sales growth and EBIT margins, and assuming an 11.0% discount rate and a multiple of management-estimated 2004 EBITDA of 5.0x, Goldman, Sachs & Co. derived implied enterprise values for the Company ranging from $409.6 million to $644.5 million. Goldman, Sachs & Co. applied the same methodology to derive implied equity values per share of our common stock ranging from $23.06 to $42.68.


  Comparison of selected aerospace/defense companies

     Goldman, Sachs & Co. reviewed and compared financial information of the Company to corresponding financial information, ratios and public market multiples of selected publicly traded companies that operate in the aerospace and defense industry, either as major U.S. defense contractors, selected defense subcontractors, European defense contractors, shipbuilders, controls and avionics companies, or parts and services companies. This analysis demonstrates how the public market values our Company relative to other publicly traded companies in the aerospace and defense industry. Goldman, Sachs & Co. selected for comparison the following publicly traded companies which have operations that may be considered similar to the operations of the Company:

                                                                             EQUITY MARKET
                                                                             CAPITALIZATION
INDUSTRY SEGMENT                           SELECTED COMPANIES              AS OF NOV. 8, 2000
----------------                           ------------------              ------------------
                                                                            ($ IN MILLIONS)
Major U.S. defense contractors   Boeing Company (The)                           $58,322
                                 Lockheed Martin Corporation                     13,176
                                 Northrop Grumman Corporation                     5,671
                                 Raytheon Company                                11,475
Selected defense subcontractors  Alliant Techsystems Inc.                       $   841
                                 Harris Corporation                               2,113
                                 L-3 Communications Holdings, Inc.                2,244
                                 Teledyne Technologies Incorporated                 677
                                 TRW Inc.                                         4,763
European defense contractors     Alvis PLC                                      $   157
                                 BAE Systems PLC                                 16,592
                                 Rheinmetall AG                                     296
                                 Rolls-Royce                                      4,129
Shipbuilders                     Litton Industries, Inc.                        $ 2,523
                                 Newport News Shipbuilding Inc.                   1,487
Controls and avionics companies  Meggitt PLC                                    $   872
                                 Moog Inc.                                          271
                                 Woodward Governor Company (The)                    461
Parts and services companies     AAR Corp.                                      $   299
                                 Aviall, Inc.                                       133
                                 Aviation Sales Company                              49
                                 Barnes Group Inc.                                  345
                                 Doncasters PLC                                     185
                                 Fairchild Corporation (The)                        152
                                 Kellstrom Industries, Inc.                          48
                                 Parker-Hannifin Corporation                      4,523
                                 Triumph Group, Inc.                                406

     All equity market capitalization data is based on the closing price per share on November 8, 2000 and the number of shares of common stock issued and outstanding, as disclosed in the latest publicly available financial statements. For reference, the equity market capitalization of the Company as of November 8, 2000 was $322 million.

     For General Dynamics, the Company and each selected company, Goldman, Sachs & Co. calculated and compared, among other things:

     - each company's closing price per share on November 8, 2000 as a percentage of its 52-week high closing price per share;

     - multiples of enterprise value to EBITDA for the latest twelve-month period prior to the announcement of the transaction for which financial results were publicly available; and

     - multiples of stock price to earnings per share, which we refer to as the "P/E multiples", for the year 2000 and 2001.

                                                                          GENERAL
                                           SELECTED COMPANY             DYNAMICS AT       THE COMPANY
                                   --------------------------------    NOV. 8, 2000     AT NOV. 8, 2000
                                       RANGE        MEDIAN    MEAN     CLOSING PRICE     CLOSING PRICE
                                   -------------    ------    -----    -------------    ---------------
PERCENTAGE OF NOVEMBER 8,
  2000 CLOSING SHARE PRICE TO
  52-WEEK HIGH:                                                              97%               97%
-------------------------------------------------------------------------------------------------------
Major U.S. defense contractors...     85%-  96%       94%       92%
Selected defense
  subcontractors.................     60%-  98%       84%       83%
European defense contractors.....     63%-  84%       69%       71%
Shipbuilders.....................     95%-  98%       96%       96%
Controls and avionics
  companies......................     85%-  99%       86%       90%
Parts and services companies.....     16%- 100%       66%       64%
-------------------------------------------------------------------------------------------------------
ENTERPRISE VALUE MULTIPLES OF
  EBITDA FOR LAST 12 MONTHS:                                               10.1x              6.3x
-------------------------------------------------------------------------------------------------------
Major U.S. defense contractors...    7.2x- 13.1x    11.3x     10.8x
Selected defense
  subcontractors.................    5.4x- 13.5x     8.8x      9.2x
European defense contractors.....    3.3x-  8.9x     7.1x      6.6x
Shipbuilders.....................    6.7x-  7.7x     7.2x      7.2x
Controls and avionics
  companies......................    5.7x- 10.8x     6.0x      7.5x
Parts and services companies.....    5.2x-  9.9x     6.9x      7.1x
-------------------------------------------------------------------------------------------------------
CALENDARIZED P/E MULTIPLES FOR
  2000:                                                                    17.3x             12.7x
-------------------------------------------------------------------------------------------------------
Major U.S. defense contractors...    9.0x- 31.2x    23.5x     21.8x
Selected defense
  subcontractors.................    9.2x- 29.1x    20.7x     19.8x
European defense contractors.....    8.6x- 15.4x    12.9x     12.5x
Shipbuilders.....................   11.6x- 18.1x    14.8x     14.8x
Controls and avionics
  companies......................   10.6x- 13.6x    13.2x     12.5x
Parts and services companies.....    7.3x- 11.7x    10.7x     10.2x
-------------------------------------------------------------------------------------------------------
CALENDARIZED P/E MULTIPLES FOR
  2001:                                                                    15.7x             10.9x
-------------------------------------------------------------------------------------------------------
Major U.S. defense contractors...    8.3x- 26.2x    18.8x     18.0x
Selected defense
  subcontractors.................    9.0x- 24.0x    20.6x     17.4x
European defense contractors.....    6.7x- 22.9x    10.6x     12.7x
Shipbuilders.....................   10.6x- 11.2x    10.9x     10.9x
Controls and avionics
  companies......................   10.0x- 12.2x    11.9x     11.4x
Parts and services companies.....    3.1x- 10.4x     9.9x      8.3x
-------------------------------------------------------------------------------------------------------

     Earnings per share data was based on median estimates of the Institutional Broker's Estimate System, known as IBES. Goldman, Sachs & Co. adjusted this data to compare the companies on a standardized calendar-year basis.

  Historical stock trading analysis

     Goldman, Sachs & Co. reviewed the historical trading prices and volume for our common stock. In addition, Goldman, Sachs & Co. compared the per share consideration to be received by our shareholders pursuant to the merger agreement to the price of our common stock at various times. Such analysis indicated that the $32.10 per share in cash, without interest, to be paid to our shareholders pursuant to the merger agreement represented:

     - a premium of 3.5% to the $31.00 per share closing price on November 8, 2000, the day prior to announcement of the transaction;

     - a premium of 8.8% to the $29.50 per share closing price on November 1, 2000, one week prior to announcement of the transaction;

     - a premium of 10.9% to the $28.94 per share closing price on October 9, 2000, four weeks prior to announcement of the transaction;

     - a premium of 35.2% to the $23.75 per share closing price on August 9, 2000, three months prior to announcement of the transaction;

     - a premium of 62.5% to the $19.75 per share closing price on May 9, 2000, six months prior to announcement of the transaction;

     - a premium of 54.7% to the $20.75 per share closing price on November 9, 1999, twelve months prior to announcement of the transaction;

     - a discount of 0.1% to the 52-week high closing price of $32.13 per share on November 6, 2000; and

     - a premium of 77.1% to the 52-week low closing price of $18.13 per share on May 26, 2000.

  Present value of potential future prices of the Company stock

     Goldman, Sachs & Co. calculated the present value of a share of our common stock plus dividends at the end of the year 2000 through the year 2004 using assumed P/E multiples ranging from 7.0x to 13.0x. The range of P/E multiples was chosen by Goldman, Sachs & Co. with reference to the multiples at which our common stock has historically traded. The present values were calculated using management earnings per share estimates for the year 2000 through 2004 and assuming that the Company would continue to pay a regular quarterly dividend of $0.075 per share of common stock, which would be reinvested at 12% per annum. The projected future dividends and share prices were discounted to November 1, 2000 at a rate of 12%.

     The following table sets forth the estimated present value per share of our common stock plus dividends for the year 2000 through 2004, based on P/E multiples ranging from 7.0x to 13.0x:

                                                 P/E MULTIPLES
                                           --------------------------
                                            7.0x     10.0x     13.0x
                                           ------    ------    ------
2000.....................................  $17.51    $25.01    $32.52
2001.....................................   18.51     26.32     34.13
2002.....................................   20.69     29.33     37.97
2003.....................................   21.83     30.87     39.90
2004.....................................   24.38     34.42     44.46

                                     * * *

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the Goldman, Sachs & Co. opinion. In arriving at its fairness determination, Goldman, Sachs & Co. considered the results of all such analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman, Sachs & Co. made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. In addition, in performing the analyses, Goldman, Sachs & Co. made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters. No company or transaction used in the above analyses is directly comparable to us or the merger. The analyses were prepared solely for the purposes of Goldman, Sachs & Co. providing its opinion to our Board of Directors as to the fairness of the merger consideration and do not propose to be appraisals or necessarily reflect the prices at which businesses or securities may actually be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Goldman, Sachs & Co. or any other person assumes responsibility if future results are materially different from those forecast. As described above, the opinion of Goldman, Sachs & Co. to our Board of Directors was among many factors taken into consideration by our Board of Directors in making its determination to approve the merger agreement.

INTERESTS OF PRIMEX DIRECTORS AND EXECUTIVE OFFICERS

     When you consider the recommendations of our Board of Directors, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interest of other Company shareholders. The Company's Board of Directors was aware of these interests and considered them when it approved the merger agreement. These interests are summarized below.

  Executive agreements

     The Company is a party to an executive agreement with each of its executive officers named below:

EXECUTIVE OFFICER                                      TITLE
-----------------                                      -----
Hascall, James G. ...................  Chairman and Chief Executive Officer
DeMaire, J. Douglas..................  President
Wilson, Michael S. ..................  Executive Vice President and
                                       President, Ordnance and Tactical
                                       Systems Division
Fischer, John E. ....................  Vice President and Chief Financial
                                       Officer
Pain, George H. .....................  Vice President, General Counsel and
                                       Secretary
Curley, Stephen C. ..................  Vice President and Treasurer
Picker, Jackson C. ..................  Vice President, Human Resources and
                                       Administration

     Each executive agreement provides certain benefits to the executive officer in the event the officer's employment with the Company is terminated under any of the following circumstances:

     - the officer's employment is terminated by the Company without cause (as defined in the executive agreement);

     - the officer terminates his own employment for certain specified reasons, including a reduction in the officer's base salary, a reduction in responsibilities or position with the Company, relocation of his office under certain circumstances or the failure of the Company to maintain the officer's level of participation in certain benefits plans; or

     - in the case of Messrs. Hascall, DeMaire, Fischer, Pain and Picker only, the officer terminates his employment with the Company for any reason within the 90-day period immediately following the expiration of the six-month period immediately following a change in control (as defined in the executive agreement).

     The following payments and benefits are provided to the officer if his employment is terminated under the circumstances described above:

     - a lump sum payment (referred to as the "executive severance") in an amount equal to the sum (or, in the case of termination following a change in control, three times the sum) of (1) twelve months of the officer's then current monthly salary and (2) an amount equal to the greater of the average annual bonus payout to the officer under the Company's Incentive Compensation Plan over the three years immediately preceding the officer's termination or the officer's then current target bonus under the Company's Incentive Compensation Plan;

     - a lump sum payment equal to the amount (or, in the case of a change in control, three times the amount) contributed or credited by the Company to the officer's accounts in all defined contribution plans of the Company during the twelve months preceding the officer's termination of employment;

     - the officer will continue to enjoy coverage under all Company medical, dental and life insurance plans for an additional one year following termination of employment (three years, if the termination occurs after a change in control);

     - the officer will be entitled, at the Company's expense, to outplacement counseling and associated services in accordance with the Company's customary practice at the time (or, if a change in control has occurred, in accordance with such practice immediately prior to the change in control) with respect to its senior executives who have been terminated other than for cause;

     - if the officer has an accrued vested benefit under Olin Corporation's qualified pension plan as of the date of the change in control, and the officer at age 55 would not qualify for subsidized early retirement from Olin Corporation under the provisions of Olin Corporation's pension plans, then the officer will receive a lump sum payment (on a net after-tax basis) from the Company immediately upon the change in control to compensate the officer for the lost subsidy; and

     - in the event any excise taxes are imposed on the officer under Section 4999 of the Internal Revenue Code, an additional amount such that the officer retains a net payment equal to that which he would have received if no excise taxes were imposed.

     The merger will be considered a change in control for purposes of the executive agreements.

     The executive agreement for Mr. Hascall is dated as of November 2, 1999. The executive agreements for Messrs. DeMaire, Fischer, Pain and Picker are dated as of February 29, 2000. Each of the foregoing executive agreements was amended as of November 8, 2000 to provide that:

     - the termination of employment (whether voluntary or involuntary) of each officer effective immediately following the completion of the merger will be treated for all purposes of the executive agreement as a termination after a change in control (as such terms are defined in the executive agreement) entitling the officer to receive the executive severance and the other payments and benefits described above;

     - the termination of employment (whether voluntary or involuntary) of each officer effective immediately following the completion of the merger will be treated for purposes of the Company's Incentive Compensation Plan as an involuntary termination without cause, entitling them to receive an immediate distribution of his account balances under that plan;

     - each officer will be entitled to receive full payment, at the completion of the merger, of all amounts payable under the executive agreement;

     - notwithstanding anything to the contrary in the Company's Incentive Compensation Plan, General Dynamics and the Company each agree that each officer will be entitled to receive under the Company's Incentive Compensation Plan at the completion of the merger an amount equal to the sum of the officer's account balance as of the date of termination of employment and the amount of the officer's annual bonus payable under the Company's Incentive Compensation Plan for the year 2000, to the extent the year 2000 bonus has not already been added to the account balance previously paid to the officer; and

     - each officer will have the opportunity, for so long as the Company continues to provide medical coverage generally to its active employees, to participate in the employee benefit plan or plans providing such medical coverage on the same basis as (or to purchase the medical coverage provided under such plans) the Company's then current active employees, at the same cost that the Company charges its then current active employees, if any, for such medical coverage.

     Each of Messrs. Curley and Wilson (assuming their employment is terminated immediately following the completion of the merger), and each of Messrs. Hascall, DeMaire, Fischer, Pain and Picker, upon their termination of employment immediately following the completion of the merger, will be entitled to receive the change in control and termination payments pursuant to his executive agreement, as described above, and pursuant to certain of the Company's benefit plans, as described below under "Benefit plans". Pursuant to the merger agreement, each of Messrs. Hascall, DeMaire, Fischer, Pain and Picker, the Company and General Dynamics agreed that the cash amounts that would be payable to each of the officers at the completion of the merger (not including any amounts payable as reimbursement for excise taxes or gross-up payments attributable thereto) shall be as follows, subject to the adjustments provided below:

                                                                        ESTIMATED YEAR 2000
EXECUTIVE                                           AGGREGATE AMOUNT      DECLARED BONUS
---------                                           ----------------    -------------------
DeMaire, J. Douglas...............................     $3,253,000            $487,000
Fischer, John E. .................................     $2,487,000            $266,000
Hascall, James G. ................................     $5,224,000            $974,000
Pain, George H. ..................................     $2,704,000            $266,000
Picker, Jackson C. ...............................     $2,257,000            $221,000

     The foregoing aggregate amounts for each officer will not be subject to change except to the extent solely required to reflect the following:

     - actual year 2000 declared bonuses under the Company's Incentive Compensation Plan that are different from the Company's good faith estimates of the year 2000 declared bonuses (listed in the table above) used to determine the foregoing amounts; or

     - the merger is not completed in January 2001.

     The foregoing agreements by each executive officer will not impair his rights in respect of any other benefits to be provided under his executive agreement.

  Benefit plans

     In addition to the executive agreements, certain of the Company's benefit and compensation plans provide for the acceleration or increase of benefits in the event of a change in control of the Company. The merger will be treated as a change in control under these plans. The following summarize the benefits payable under these plans, subject to the completion of the merger, taking into account recent amendments to the plans, if any, made in connection with the merger agreement.

     Pursuant to the Company's Incentive Compensation Plan:

     - if the merger is completed on or before December 31, 2000, the aggregate amount of the year 2000 declared bonuses will be based on actual performance during the year 2000, and each participant who is eligible to receive a year 2000 declared bonus will receive a non-prorated full-year declared bonus for the year 2000 based on actual performance for the year 2000;

     - each participant's account balance will not be immediately distributed as a result of the merger;

     - the Company will make distributions ordinarily payable in 2001 to each participant no later than March 15, 2001, and, except in the case of a termination of employment by the Company other than for cause, or by the Company due to retirement, disability or death, the remaining undistributed portion of each participant's account balance, determined immediately following that 2001 distribution, will be distributed to each participant in three equal annual installments on each of the first, second and third anniversaries of the completion of the merger;

     - notwithstanding the foregoing, at the sole discretion of General Dynamics, participants may be allowed to elect, in lieu of receiving the undistributed portion of their account balance over the three-year period described above and continuing to be eligible for future bonuses in respect of periods following the completion of the merger, if any, to receive their account balance within a reasonable period of time following the completion of the merger with the understanding that the electing participants would not be eligible to participate in a bonus program, if any, in the future, and with the further understanding that General Dynamics may provide a bonus program to those participants who do not make such an election;

     - any additional bonuses payable in respect of performance periods commencing after the completion of the merger will be at the discretion of the surviving corporation; and

     - the distribution of the account balances in connection with the merger will not be taken into account for purposes of determining benefits under the Company's PRIME Plan or Restoration Bonus Plan.

     Pursuant to the Company's Restoration Bonus Plan, upon the completion of the merger, participants will receive an immediate distribution of a bonus for the year in which the merger is completed, pro-rated through the date of completion of the merger.

     Pursuant to the Company's Stock Plan for Nonemployee Directors, upon a change in control of the Company, all shares and other amounts credited under the plan to a director's stock and cash accounts will promptly be distributed to such director.

     Under the Company's 1996 Long-Term Incentive Plan, which we refer to as the 1996 LTIP, and 2000 Long-Term Incentive Plan, which we refer to as the 2000 LTIP, upon a change in control of the Company, all stock options and stock appreciation rights then outstanding under each of these plans will become immediately and fully exercisable, notwithstanding any vesting requirements contained in the plans or the individual grant. In addition, each participant in these plans holding an option to acquire shares of Company common stock will also be deemed to hold a stock appreciation right related to such option (unless a stock appreciation right has already been granted with respect to such option), in which case the participant may elect to exercise either the option or the related stock appreciation right (but not both). The deemed stock appreciation rights will be exercisable on the same terms and conditions as the related option. All restrictions and conditions of all restricted stock and restricted stock units granted under the plans will, upon a change in control, be deemed satisfied as of the date of the change in control and will be paid in cash, and all performance awards under the 1996 LTIP and 2000 LTIP will become vested, deemed earned in full, and promptly paid upon a change in control. Pursuant to grants and awards previously made under the 1996 LTIP and 2000 LTIP, each of Messrs. Hascall, DeMaire, Fischer, Pain and Picker will be entitled to receive the following amounts (not including any amounts payable as reimbursement for excise taxes or gross-up payments attributable thereto):

EXECUTIVE                                              AGGREGATE AMOUNT
---------                                              ----------------
DeMaire, J. Douglas..................................     $2,237,000
Fischer, John E. ....................................     $1,021,000
Hascall, James G. ...................................     $3,729,000
Pain, George H. .....................................     $1,021,000
Picker, Jackson C. ..................................     $  754,000

  Directors and officers insurance

     See "THE MERGER AGREEMENT -- Indemnification" on page 26 below.

EFFECTS OF THE MERGER

     As a result of the merger, our public shareholders will not have an opportunity to continue their equity interest in the Company as an ongoing corporation and, therefore, will not share in the future earnings and potential growth of the Company. Upon consummation of the merger, our shares of common stock will no longer be traded on The Nasdaq National Market, and the registration of our shares of common stock under the Securities Exchange Act of 1934 (the "Exchange Act") will be terminated. Furthermore, following the merger we will no longer be a reporting company under the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES

     This section discusses the material United States federal income tax consequences of the merger to our shareholders whose shares of our common stock are surrendered in the merger in exchange for the right to receive cash consideration of $32.10 per share, without interest. The discussion below applies only to shareholders that hold our shares as capital assets at the time of the merger, and the discussion may not apply to shareholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, persons that hold our shares as part of a "straddle", "hedge" or "synthetic security transaction" (including a "conversion" transaction), persons with a "functional currency" other than the U.S. dollar, retirement plans and tax-exempt organizations, shareholders who acquired our shares pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation or shareholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates. The discussion below is based upon federal income tax laws as now in effect and interpreted and does not take into account possible changes in these tax laws or interpretations, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to our shareholders.

     THIS SECTION DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A SPECIFIC SHAREHOLDER IN LIGHT OF SUCH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS OR CHANGES TO THOSE LAWS.

     For federal income tax purposes, our shareholders generally will recognize capital gain or capital loss equal to the difference between the cash received by the shareholder pursuant to the merger and such shareholder's adjusted tax basis in the shares surrendered pursuant to the merger. If, at the time of the merger, a noncorporate shareholder's holding period for our shares is more than one year, any gain recognized generally will be subject to federal income tax at a maximum rate of 20%.

     Consideration received by our shareholders in the merger may be subject to backup withholding at a 31% rate. Backup withholding generally will apply only if the shareholder fails to furnish a correct social security number or other taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Any amounts withheld under the backup withholding rules will be allowed as a credit against the shareholder's federal income tax liability and may entitle the shareholder to a refund, provided the shareholder furnishes specified required information to the Internal Revenue Service.

DISSENTERS' RIGHTS

     Under Virginia law, the Company's shareholders are not entitled to dissenters' rights, rights of appraisal or similar rights in connection with the merger.

APPROVALS


     The waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired on December 15, 2000.



     We are not aware of any other significant government or regulatory approvals that need to be obtained, or waiting periods with which we need to comply, to complete the merger. If we discover that other approvals or waiting periods are required, we will seek to obtain or comply with them. If any approval or action is needed, however, we may not be able to obtain it. Even if we could obtain the approval, conditions may be placed on it that could cause us or General Dynamics to abandon the merger even if we receive shareholder approval.

SOURCE OF FUNDS


     General Dynamics has informed us that the aggregate merger consideration (including payments to be made in connection with the cancellation of options and stock appreciation rights) of approximately $354 million to be paid to our shareholders (and option and stock appreciation right holders) will be financed through cash on hand, existing lines of credit or other sources of funds (or a combination of such sources). As of December 1, 2000, General Dynamics had in excess of $500 million of aggregate committed availability under its lines of credit.

                              THE MERGER AGREEMENT

     This is a summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this proxy statement. You should refer to the full text of the merger agreement for details of the merger and the terms and conditions of the merger agreement.

THE MERGER

     When the merger occurs, Mars Acquisition Corporation, a wholly owned subsidiary of General Dynamics, will be merged with and into the Company. The Company will survive the merger and will be wholly owned by General Dynamics.

     In the merger, each share of our common stock (except for certain shares held directly or indirectly by General Dynamics or the Company) outstanding immediately before the merger will be converted into the right to receive $32.10 in cash, without interest. Each shareholder (other than General Dynamics) will no longer have any rights with respect to the shares of our common stock, except for the right to receive the merger consideration and any declared and unpaid dividend with respect to such common stock.

EFFECTIVE TIME OF THE MERGER

     The completion of the merger will take place no later than the third business day following the date when the last of the conditions to the merger is satisfied or waived, or at any other time, date or place to which General Dynamics and we mutually agree. On the closing of the merger, we will cause articles of merger to be filed with the Virginia State Corporation Commission, and General Dynamics will cause a certificate of merger to be filed with the Delaware Secretary of State. The merger will become effective upon our filing of articles of merger with the Virginia State Corporation Commission or such later date or time as may be set forth in such articles of merger.

PAYMENT FOR SHARES

     As soon as reasonably practicable following the effective time of the merger, General Dynamics is required to deposit, or cause to be deposited, with its paying agent the total merger consideration.

     As soon as reasonably practicable after the effectiveness of the merger, General Dynamics' paying agent will mail to each holder of record of our common stock a letter of transmittal and instructions for the surrender of share certificates to the paying agent for the merger consideration. After surrendering to the paying agent for cancellation a share certificate, together with a properly completed letter of transmittal and all other documents and materials required by the paying agent to be delivered in connection therewith, the holder of such share certificate will be entitled to receive an amount equal to the merger consideration with respect to the shares represented by such certificate. Each surrendered share will be canceled. No interest will be paid or accrued on the merger consideration.

     In the event of a transfer of ownership of any shares of our stock not registered in the transfer records of the Company, the merger consideration will be paid to the transferee if the certificate representing such stock is presented to the paying agent, accompanied by all documents required to evidence and effect such transfer and to evidence that all applicable stock transfer taxes have been paid.

     You should not send in your share certificates until you receive a letter of transmittal. All cash paid upon the surrender of share certificates in accordance with the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares, other than any rights pertaining to any declared and unpaid dividends on Company common stock.

     If your stock certificate has been lost, stolen or destroyed, you will be entitled to obtain payment only by signing an affidavit and, if required by General Dynamics, posting a bond in an amount sufficient to protect General Dynamics against claims related to your share certificate.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties by us relating to:

     - our corporate organization and similar corporate matters;

     - authorization, execution, delivery, performance and enforceability of, and required consents, approvals and authorizations relating to, the merger agreement and related matters;

     - our capital structure and our subsidiaries;

     - the accuracy of our reports and financial statements filed with the SEC;

     - liabilities;

     - the absence of certain material adverse changes since October 1, 2000;

     - litigation and compliance by us and our subsidiaries with laws and permits;

     - our and our subsidiaries' material contracts, including any government contracts;

     - our and our subsidiaries' tax returns and other tax matters;

     - our and our subsidiaries' employee benefit plans;

     - environmental matters affecting us and our subsidiaries;

     - title to all properties and assets owned by us and our subsidiaries;

     - intellectual property necessary for our or our subsidiaries' operations;

     - labor matters affecting us and our subsidiaries;

     - amendment to our shareholder rights agreement;

     - state takeover laws; and

     - brokers' fees with respect to the merger.

     The merger agreement also contains customary representations and warranties by General Dynamics and Mars Acquisition Corporation relating to:

     - corporate organization and similar corporate matters;

     - authorization, execution, delivery, performance and enforceability of, and required consents, approvals and authorizations relating to, the merger agreement and related matters;

     - adequate cash resources to pay the merger consideration and consideration to be received by the holders of Company stock options and stock appreciation rights; and

     - absence of capital ownership in the Company by General Dynamics or any of its subsidiaries.

COVENANTS

     General Dynamics and we have agreed to use our respective best efforts to do all things to consummate and make effective the transactions contemplated by the merger agreement.

     We have agreed that during the period from the date of the merger agreement until the closing of the merger, we will, and will cause our subsidiaries to:

     - provide General Dynamics and its representatives reasonable access to our premises, properties, books, records, contracts and other documents;

     - promptly advise General Dynamics of any material development affecting us or our subsidiaries; and

     - use our best efforts to preserve our business organization intact in all material respects and to maintain certain material Company programs and contracts.

     We have also agreed that during the period from the date of the merger agreement until the closing of the merger, we will not, and will cause our subsidiaries not to, with certain exceptions:

     - amend our articles of incorporation or by-laws or file any certificate of designation or similar instrument with respect to any shares of our authorized but unissued capital stock;

     - authorize or effect any stock split or combination or reclassification of shares of our capital stock;

     - declare or pay any dividend or distribution with respect to our capital stock (other than the regular quarterly dividend of $0.075 per share of our common stock and dividends payable by our subsidiaries to us or other subsidiaries);

     - issue or authorize the issuance of any shares of our capital stock (other than in connection with the exercise of certain currently outstanding stock options) or any other securities exercisable or exchangeable for or convertible into shares of our capital stock;

     - repurchase, redeem or otherwise acquire for value any shares of our capital stock or any other securities exercisable or exchangeable for or convertible into shares of our capital stock;

     - merge or consolidate with any entity;

     - sell, lease or otherwise dispose of any of our capital assets other than sales, leases or other dispositions of machinery, equipment, tools, vehicles and other operating assets no longer required in our operations made in the ordinary course of business, consistent with past practice;

     - liquidate, dissolve or effect any recapitalization or reorganization in any form;

     - acquire any interest in any business or enter into any joint venture;

     - create, incur, assume or suffer to exist any indebtedness for borrowed money (including capital lease obligations), other than indebtedness existing prior to the date of the merger agreement, borrowings under existing credit lines in the ordinary course of business, consistent with past practice, and intercompany indebtedness among us and our subsidiaries arising in the ordinary course of business, consistent with past practice;

     - create, incur, assume or suffer to exist any lien (other than certain permitted liens) affecting any of our material assets or properties;

     - except as required by changes in generally accepted accounting principles, change any of the accounting principles or practices used by us or revalue in any material respect any of our assets or properties, other than write-downs of inventory or accounts receivable in the ordinary course of business, consistent with past practice;

     - except as required under the terms of any collective bargaining agreement in effect as of the date of the merger agreement or as required by applicable law, grant any general or uniform increase in the rates of pay of our employees or grant any increase in the benefits under any bonus or employee benefit plan or other arrangement, contract or commitment;

     - except for any increase required under the terms of any collective bargaining agreement or consulting, executive or employment agreement in effect on the date of the merger agreement or as required by applicable law, increase the compensation payable to officers and salaried employees with a base salary in excess of $100,000 per year or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers or salaried employees;

     - enter into any contract or commitment or engage in any transaction with any affiliated person or entity (other than the Company or our subsidiaries) or enter into any contract or commitment or engage in any transaction with any unaffiliated person or entity which, to our knowledge, is reasonably likely to have a material adverse effect on our and our subsidiaries' business, financial condition, operations or results of operations or our ability to consummate the merger and to perform our obligations under the merger agreement;

     - make any material tax election or settle or compromise any material tax liability, except in the ordinary course of business;

     - pay, discharge or satisfy any claims, liabilities or obligations other than the payment, discharge and satisfaction in the ordinary course of business of liabilities reflected or reserved for in our consolidated financial statements or otherwise incurred in the ordinary course of business, consistent with past practice; or

     - settle or compromise any material pending or threatened suit, action or proceeding.

     In addition, General Dynamics and we have agreed to give all notices to third parties and governmental entities and use our respective best efforts to obtain all required consents and approvals. General Dynamics and we have also agreed to promptly make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and use our respective best efforts to obtain early termination of the applicable waiting periods. In the event either party becomes subject to any order or injunction which prohibits the transactions contemplated by the merger agreement, each party will use its best efforts to overturn or lift such order or injunction. The foregoing will not require General Dynamics to enter into any agreement or consent decree requiring it or its subsidiaries to divest or hold separate any assets or take any other action which is reasonably likely to have a material adverse effect on the business, financial condition, operations or results of operations of General Dynamics or its subsidiaries, taken as a whole.

INDEMNIFICATION

     The merger agreement provides that General Dynamics will ensure that each current and former officer and director of the Company or any of our subsidiaries will continue to be indemnified for his or her acts or omissions occurring at or prior to the consummation of the merger to the fullest extent permitted by law. In addition, the merger agreement requires General Dynamics to maintain the directors and officers insurance policies of the Company (or equivalent policies) for at least six years after the consummation of the merger. General Dynamics, however, will not be required to pay premiums which on an annual basis exceed 200% of the current annual premium of such policies.

TERMINATION

     The merger agreement may be terminated, whether before or after receiving shareholder approval, and the merger may be abandoned by mutual consent or as follows:

     - the merger is not consummated by March 31, 2001;

     - a court or governmental agency issues a final, nonappealable order or any other action that prohibits consummation of the merger;

     - approval of our shareholders is not obtained at our shareholder's meeting; or

     - the other party breaches or fails to perform, as applicable, any of its representations and warranties or covenants in a manner that would breach a condition to the merger, and such breach or failure has gone unremedied for 30 days following notice.

     In addition, General Dynamics may terminate the merger agreement if our Board of Directors has withdrawn or amended, in any manner adverse to General Dynamics, its recommendation and approval of the merger agreement.

NO SOLICITATION OF TRANSACTIONS

     We have agreed to immediately cease any discussions or negotiations conducted prior to the date of the merger agreement with any parties other than General Dynamics with respect to any acquisition proposal. We and our subsidiaries have agreed not to, and to use our best efforts to cause our respective directors, officers, employees, agents and representatives not to,
(1) initiate or solicit any inquiries with respect to, or the making of, any acquisition proposal or (2) engage in any negotiations with, furnish any information to or enter into any agreement with any party relating to any acquisition proposal. Our Board of Directors, however, may, in response to an acquisition proposal that the board determines in good faith is reasonably likely to lead to a superior proposal, furnish information with respect to us and our subsidiaries to the person making such acquisition proposal pursuant to a confidentiality agreement and participate in discussions regarding such proposal.

     Under the merger agreement, "acquisition proposal" means any bona fide proposal from any person that if consummated would result in such person acquiring beneficial ownership of more than 20% of the consolidated assets of, or more than 20% of the voting power in, us and our subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender or exchange offer or similar transaction involving us or any of our subsidiaries.

     Under the merger agreement, "superior proposal" means any bona fide proposal from any person that (1) if consummated, would result in such person acquiring beneficial ownership of more than 50% of the consolidated assets of, or more than 50% of the voting power in, us and our subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender or exchange offer or similar transaction involving us or any of our subsidiaries and (2) our Board of Directors, after consultation with its outside legal counsel and financial advisers, determines in its good faith business judgment is superior from a financial view to our shareholders and is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal.

     We are not, however, prohibited from taking and disclosing to our shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or from making any disclosure or recommendation, including a withdrawal or adverse amendment of our Board of Directors' recommendation of the merger, to our shareholders if our Board of Directors, after consultation with outside counsel, determines in good faith that failure to so disclose or recommend would be inconsistent with applicable law.

TERMINATION FEE PAYABLE TO GENERAL DYNAMICS

     We have agreed to pay General Dynamics a $10 million termination fee in the event that each of the following conditions is satisfied:

     - a third party makes, or announces an intention to make a takeover proposal to acquire more than 20% of our and our subsidiaries' consolidated assets or 20% or more of the voting power in the Company;

     - thereafter, (1) General Dynamics or the Company terminates the merger agreement because our shareholders fail to approve the merger agreement,
       (2) General Dynamics terminates the merger agreement because our Board of Directors withdraws or adversely amends its recommendation of the merger with General Dynamics or (3) General Dynamics or the Company terminates the merger agreement after March 31, 2001, and a shareholder vote has not taken place by such date; and

     - the Company enters into a third party acquisition agreement or a third party acquisition is consummated within 12 months of such termination.

     Under the merger agreement, "third party acquisition" means:

     - the acquisition of the Company by a person other than General Dynamics;

     - the acquisition by any person other than General Dynamics of more than 50% of the consolidated assets of the Company;

     - the acquisition by any person other than General Dynamics of more than 50% of the voting power in the Company and our subsidiaries;

     - adoption by the Company of a plan of liquidation or declaration of an extraordinary dividend of cash or property constituting more than 50% of the consolidated assets of the Company; or

     - purchase by the Company of more than 50% of its outstanding shares of common stock.

EMPLOYEE BENEFIT MATTERS

     Subject to applicable collective bargaining agreements, until (or in respect of the period ending on) December 31, 2001:

     - General Dynamics will cause to be maintained for the employees and former employees of the Company and its subsidiaries, benefits and benefit levels, that are, in the aggregate, substantially similar to benefits and benefit levels provided by the Company and its subsidiaries through any pension or welfare plan or fringe benefit program (including, for example, sick pay, vacation pay and tuition reimbursement) prior to the completion of the merger, other than bonus, incentive or equity-based compensation plans or arrangements. The foregoing will not prohibit any change in benefits or benefit levels adopted prior to the completion of the merger and effective on or after the completion or the merger or any other change in benefits that would have been made by the Company in the ordinary course during 2001 to reflect market conditions for the provision of these benefits; and

     - General Dynamics and its subsidiaries, including the surviving corporation in the merger, will provide severance benefits and severance compensation to the employees and former employees of the Company and its subsidiaries that, in the aggregate, are not less favorable than the severance benefits and severance compensation provided by the Company under a benefit plan to such employees immediately prior to the completion of the merger.

     General Dynamics will honor, and cause the surviving corporation in the merger to honor, in accordance with their respective terms, all of the Company's employee benefit, compensation, employment, severance and termination plans, programs, policies and arrangements, including any rights or benefits arising as a result of the transactions contemplated by the merger agreement, either alone or in combination with any other event.

     Solely for purposes of eligibility and vesting under the employee benefit plans of General Dynamics and its subsidiaries, including the surviving corporation, any current or former employees of the Company and its subsidiaries after the completion of the merger will be credited with their years of service with the Company and its subsidiaries (and any predecessor entities) before the completion of the merger, to the same extent as such employees were entitled, before the completion of the merger, to credit for such service under any similar benefit plan of the Company and its subsidiaries.

     General Dynamics will, and will cause the surviving corporation and their respective representatives to, afford any officer (as of the completion of the merger) of the Company and any of his or her representatives reasonable access, upon reasonable notice, to such books and records of the Company and the surviving corporation as are reasonably required by such officer to determine amounts owing to such officer under any benefit plan of the Company and its subsidiaries.

     In addition, for purposes of the Company's Incentive Compensation Plan, the Company will be permitted to continue to accrue its annual bonuses under its Incentive Compensation Plan in accordance with past practice, and will be permitted to determine the amount of the year 2000 declared bonuses and allocate such year 2000 declared bonuses to participants' accounts under the Incentive Compensation Plan in accordance with past practice and based on actual performance during the year 2000. All determinations and allocations in respect of the year 2000 declared bonuses will be made in accordance with the foregoing by the Company management as constituted prior to the completion of the merger. The Company may communicate information in respect of the year 2000 declared bonuses at any time as it may determine advisable or appropriate in its sole discretion. Subject to General Dynamics' and our compliance with the foregoing and the terms of the Incentive Compensation Plan, as amended, General Dynamics or the Company may terminate our Incentive Compensation Plan.

CONDITIONS TO THE MERGER

     The obligations of General Dynamics and the Company to complete the merger are subject to the satisfaction or waiver of various conditions, including the following:

     - obtaining the required approval of our shareholders;

     - the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

     - obtaining of all other material regulatory approvals; and

     - the absence of any law, order or injunction preventing the completion of the merger.

     Each party's obligation to complete the merger is further subject to the satisfaction or waiver of the following additional conditions:

     - accuracy of the other party's representations and warranties in all material respects as of the effective time of the merger or if such representation or warranty relates to an earlier date, then as of the earlier date; and

     - performance by the other party in all material respects of its obligations under the merger agreement required to be performed by it at or prior to the consummation of the merger.

EXPENSES

     The merger agreement provides that all fees and expenses incurred in connection with the merger will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

AMENDMENT AND WAIVER

     The merger agreement may be amended only by written agreement of the parties. After our shareholders approve the plan of merger, however, no amendment may be made without the approval of our shareholders to the extent such approval is required under Virginia law. Any party may waive its rights under the merger agreement only in writing. Any such amendment or waiver may be made at any time before the completion of the merger.

                            OWNERSHIP OF THE COMPANY

5% SHAREHOLDERS


     The following table sets forth certain information regarding actual, beneficial and voting ownership of the Company's equity at December 15, 2000 as to each person known by the Company to beneficially own, within the meaning of the Exchange Act, 5% or more of the outstanding shares of our common stock. This information is based on the Company's records and on reports filed by the following persons with the U.S. Securities and Exchange Commission ("SEC").



TITLE OF CLASS OF BENEFICIAL OWNER                   AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP    PERCENT OF CLASS
------------------------------------                 --------------------    ----------------
Common Stock
  Neuberger Berman, LLC............................        1,280,661                12.3%
  605 Third Avenue
  New York, NY 10158
Common Stock
  Boston Safe Deposit & Trust Company, N.A.........        1,067,770(a)             10.3%
  135 Santilli Highway
  Everett, MA 02149
Common Stock
  State Street Bank and Trust Company..............          752,630(b)              7.2%
  225 Franklin Street
  Boston, MA 02110
Common Stock
  Artisan Partners Limited Partnership.............          675,200                 6.5%
  1000 North Water Street, Suite 1770
  Milwaukee, WI 53202
Common Stock
  Putnam Investments Management, Inc. .............          605,250                 5.8%
  One Post Office Square
  Boston, MA 02109


---------------
(a) As trustee for the Company's PRIME Plan. These shares will be voted as described in "THE SPECIAL MEETING -- Record date and quorum requirement" on page 6 above.

(b) As trustee for the CEOP. These shares will be voted as described in "THE SPECIAL MEETING -- Record date and quorum requirement" on page 6 above.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of our common stock beneficially owned, within the meaning of the Exchange Act, by all directors and executive officers of the Company as of the record date. Unless otherwise indicated in the footnotes below, each person had sole voting and investment power with respect to such shares (other than any unissued shares, the ownership of which has been imputed to such owner).


NAME OF BENEFICIAL OWNER                             NUMBER OF SHARES(a)     PERCENT OF CLASS
------------------------                             --------------------    ----------------
S.C. Curley........................................           58,822                   *
J.D. DeMaire.......................................          194,129                 1.9%
J.E. Fischer.......................................           94,103                   *
J.G. Hascall.......................................          360,777                 3.5%
D. Lasky...........................................            5,883                   *
B. Martinez........................................              600                   *
W.B. Mitchell......................................                0                   *
G.H. Pain..........................................           93,639                   *
J.C. Picker........................................           71,148                   *
R.H. Rau(b)........................................           22,900                   *
A.W. Ruggiero......................................            2,150                   *
L.E. Salomon.......................................                0                   *
M.S. Wilson........................................          129,661                 1.2%
Directors and executive officers of the Company as
  a group (13 persons).............................        1,033,812                 9.9%


---------------
 *  Less than 1%.


(a) Excluded from this table are shares of our common stock credited to deferred accounts pursuant to certain compensation arrangements in the amounts of 7,514 shares for Mr. Martinez, 7,745 for Mr. Mitchell, 8,889 for Mr. Rau, 8,926 for Mr. Ruggiero and 6,098 for Mr. Salomon. Such shares have no voting power.



(b) Includes 21,000 shares of our common stock held by a trust in which Mr. Rau is co-trustee with shared voting and investment power and in which his children are beneficiaries. Also includes 900 shares of our common stock held by a trust in which his stepchildren are beneficiaries and his spouse is trustee. Mr. Rau disclaims beneficial ownership of such 900 shares.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     Our common stock is listed on The Nasdaq National Market under the symbol "PRMX". The following table sets forth, for the periods indicated, dividends and the high and low sales prices per share of our common stock as reported on the consolidated reporting system of The Nasdaq National Market. For current price information, shareholders are urged to consult publicly available sources.


                                                                              DIVIDENDS
CALENDAR PERIOD                                            HIGH      LOW      DECLARED
---------------                                           ------    ------    ---------
1997
  First Quarter.........................................  $10.56    $ 8.00     $0.075
  Second Quarter........................................   12.00      8.88      0.075
  Third Quarter.........................................   17.50     11.00      0.075
  Fourth Quarter........................................   18.88     15.38      0.075
1998
  First Quarter.........................................   24.75     15.63      0.075
  Second Quarter........................................   26.88     20.00      0.075
  Third Quarter.........................................   25.94     15.75      0.075
  Fourth Quarter........................................   22.00     14.03      0.075
1999
  First Quarter.........................................   24.75     20.00      0.075
  Second Quarter........................................   23.00     17.25      0.075
  Third Quarter.........................................   22.50     18.75      0.075
  Fourth Quarter........................................   30.44     19.13      0.075
2000
  First Quarter.........................................   23.00     19.25      0.075
  Second Quarter........................................   23.00     18.00      0.075
  Third Quarter.........................................   30.63     21.25      0.075
  Fourth Quarter (through December 15, 2000)............   33.38     26.25      0.075



     On December 15, 2000, the most recent practicable date prior to the printing of this proxy statement, the closing price of our common stock as reported on the consolidated reporting system of The Nasdaq National Market was $31.69. As of the record date, there were approximately 5340 holders of record of our common stock.


     The foregoing amounts have been restated, as appropriate, to reflect a stock dividend paid in March 1999 by the Company to holders of shares of its common stock.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain information contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information is subject to a number of risks and uncertainties. The preparation of forward-looking statements requires the use of estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside our control. Specific factors that could cause actual results to differ materially from those set forth in the forward-looking statements include: demand for commercial powder; international business opportunities; ammunition lot acceptance; timing of contract funding; changing economic and political conditions in the United States and in other countries; changes in governmental laws and regulations surrounding various matters, such as environmental remediation, contract pricing and international trading restrictions; changes in governmental spending and budgetary policies, such as reductions in the level of defense spending and redirection of U.S. Department of Defense program funding; production and pricing levels of important raw materials; lower than anticipated levels of plant utilization resulting in production inefficiencies and higher costs, whether related to the delay of new product introductions, improved production processes or equipment or labor relations issues; difficulties or delays in the development, production, testing and marketing of products; product margins and customer product acceptance; unforeseen difficulties associated with the integration of acquired businesses; and costs and effects of legal and administrative cases, proceedings, settlements and investigations involving the Company. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. We assume no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates.

                             ADDITIONAL INFORMATION

SOLICITATION OF PROXIES/COSTS

     The Company is making this proxy solicitation. We will bear the cost of the solicitation of proxies. We have retained Georgeson & Company, Inc. to coordinate the solicitation of proxies. Georgeson & Company will solicit proxies by personal interview, mail, telephone or telegram and will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock held of record by such persons. The Company will pay Georgeson & Company a customary fee covering its services, expected to be approximately $7,500, and will reimburse Georgeson & Company for payments made to brokers and other nominees for their expenses in forwarding solicitation material. Further solicitation may be made by our directors, officers and employees personally, by telephone or otherwise, but they will not be specifically compensated for these services.

OTHER MATTERS

     Pursuant to Virginia law and the Company's by-laws, no action may be taken at the special meeting except for actions contemplated by this proxy statement, including the vote on the merger agreement and any motion to adjourn the special meeting.

SHAREHOLDER PROPOSALS

     If we complete the merger, we will no longer have public shareholders or any public participation in our shareholder meetings. If we do not complete the merger, we intend to hold our next annual shareholder meeting on May 8, 2001. In that case, if you are still a shareholder as of the record date of such meeting, you would continue to be entitled to attend and participate in our shareholder meetings. Our by-laws require a shareholder who intends to nominate directors or propose new business at any annual meeting to provide advance notice of such intended action as well as certain additional information. Assuming we hold our annual meeting on May 8, 2001, this by-laws provision requires shareholders to provide us with notice of their intent to nominate directors or propose new business at an annual meeting not less than 90 days prior to such annual meeting. In accordance with federal securities laws, proposals to be submitted by shareholders for consideration at our next annual meeting and inclusion in our 2001 annual proxy statement must have been received by us at our executive offices in St. Petersburg, Florida, not later than November 14, 2000. SEC rules establish standards as to which shareholder proposals are required to be included in a proxy statement for an annual meeting. We will only consider proposals for inclusion in our proxy statement for an annual meeting that satisfy the requirements of applicable SEC rules.

VOTING PROCEDURES

     The shares represented by all valid proxies received will be voted as specified in the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted "FOR" approval of the merger agreement as recommended by our Board of Directors. Except for PRIME Plan and CEOP participants, a failure to vote or a vote to abstain will have the same effect as a vote cast "AGAINST" approval of the merger agreement. In addition, brokers who hold ordinary shares as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners and a broker non-vote will have the same effect as not voting for or a vote "AGAINST" the merger agreement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

        Public Reference Room               New York Regional Office               Chicago Regional Office
       450 Fifth Street, N.W.                 7 World Trade Center                     Citicorp Center
              Room 1024                            Suite 1300                      500 West Madison Street
       Washington, D.C. 20549               New York, New York 10048                     Suite 1400
                                                                                Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including the Company and General Dynamics, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document we filed with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

     This document incorporates by reference the documents listed below that we have previously filed with the SEC. It contains important information about the Company and its financial condition.

SEC FILING                                                    PERIOD
----------                                                    ------
Annual Proxy Statement......................................  Filed March 14, 2000
Annual Report on Form 10-K..................................  Filed March 20, 2000
Quarterly Report on Form 10-Q...............................  Filed May 8, 2000
Quarterly Report on Form 10-Q...............................  Filed August 7, 2000
Quarterly Report on Form 10-Q...............................  Filed November 2, 2000
Schedule 14A containing Rule 14a-12 material................  Filed November 9, 2000
Current Report on Form 8-K..................................  Filed November 13, 2000

     We incorporate by reference additional documents that we may file with the SEC between the date of this document and the date of the special meeting.

     You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them in writing to:

                                  Gail Wilson
                            Corporate Communications
                           Primex Technologies, Inc.
                            10101 Ninth Street North
                         St. Petersburg, Florida 33716


     If you would like to request documents, please do so by January 17, 2001 in order to receive them before the special meeting.


                                          By Order of the Board of Directors,


                                          /s/ George H. Pain
                                          GEORGE H. PAIN
                                          Secretary

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                         GENERAL DYNAMICS CORPORATION,
                          MARS ACQUISITION CORPORATION
                                      AND
                           PRIMEX TECHNOLOGIES, INC.

                               TABLE OF CONTENTS

DESCRIPTION                                                                       PAGE
-----------                                                                       ----
ARTICLE 1           THE MERGER..................................................   A-1
  Section 1.1       The Merger..................................................   A-1
  Section 1.2       The Closing.................................................   A-1
  Section 1.3       Effective Time..............................................   A-1
  Section 1.4       Effects of the Merger.......................................   A-1
  Section 1.5       Articles of Incorporation and Bylaws........................   A-1
  Section 1.6       Directors...................................................   A-1
  Section 1.7       Officers....................................................   A-2
  Section 1.8       Conversion of Company Common Stock..........................   A-2
  Section 1.9       Stock Options; Equity-Based Awards..........................   A-2
  Section 1.10      Conversion of Acquisition Corporation Common Stock..........   A-3
  Section 1.11      Dissenters' Rights..........................................   A-3
ARTICLE 2           STOCKHOLDER APPROVAL........................................   A-3
  Section 2.1       Company Actions.............................................   A-3
  Section 2.2       SEC Comments................................................   A-4
ARTICLE 3           PAYMENT.....................................................   A-4
  Section 3.1       Surrender of Certificates...................................   A-4
  Section 3.2       Paying Agent; Certificate Surrender Procedures..............   A-4
  Section 3.3       Transfer Books..............................................   A-4
  Section 3.4       Termination of Payment Fund.................................   A-5
  Section 3.5       Lost Certificates...........................................   A-5
  Section 3.6       No Rights as Stockholder....................................   A-5
  Section 3.7       Withholding.................................................   A-5
  Section 3.8       Escheat.....................................................   A-5
ARTICLE 4           REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   A-5
  Section 4.1       Organization................................................   A-5
  Section 4.2       Authorization of Transaction; Enforceability................   A-6
  Section 4.3       Noncontravention; Consents..................................   A-6
  Section 4.4       Capitalization..............................................   A-6
  Section 4.5       Company Reports; Proxy Statement............................   A-7
  Section 4.6       No Undisclosed Liabilities..................................   A-8
  Section 4.7       Absence of Material Adverse Change..........................   A-8
  Section 4.8       Litigation and Legal Compliance.............................   A-8
  Section 4.9       Contract Matters............................................   A-8
  Section 4.10      Tax Matters.................................................  A-10
  Section 4.11      Employee Benefit Matters....................................  A-11
  Section 4.12      Environmental Matters.......................................  A-14
  Section 4.13      Title.......................................................  A-15
  Section 4.14      Intellectual Property Matters...............................  A-15
  Section 4.15      Labor Matters...............................................  A-15
  Section 4.16      Rights Agreement............................................  A-15
  Section 4.17      State Takeover Laws.........................................  A-16
  Section 4.18      Brokers' Fees...............................................  A-16
  Section 4.19      Representations and Warranties..............................  A-16

DESCRIPTION                                                                       PAGE
-----------                                                                       ----
ARTICLE 5           REPRESENTATIONS AND WARRANTIES OF THE PARENT CORPORATION....  A-16
  Section 5.1       Organization................................................  A-16
  Section 5.2       Authorization of Transaction; Enforceability................  A-16
  Section 5.3       Noncontravention; Consents..................................  A-17
  Section 5.4       Adequate Cash Resources.....................................  A-17
  Section 5.5       No Capital Ownership in the Company.........................  A-17
ARTICLE 6           COVENANTS...................................................  A-17
  Section 6.1       General.....................................................  A-17
  Section 6.2       Notices and Consents........................................  A-17
  Section 6.3       Interim Conduct of the Company..............................  A-17
  Section 6.4       Preservation of Organization................................  A-19
  Section 6.5       Full Access.................................................  A-19
  Section 6.6       Notice of Developments......................................  A-19
  Section 6.7       Nonsolicitation of Acquisition Proposals....................  A-19
  Section 6.8       Indemnification.............................................  A-20
  Section 6.9       Public Announcements........................................  A-21
  Section 6.10      Preservation of Programs and Agreements.....................  A-21
  Section 6.11      Actions Regarding Antitakeover Statutes.....................  A-22
  Section 6.12      Defense of Orders and Injunctions...........................  A-22
  Section 6.13      Employee Benefit Matters....................................  A-22
  Section 6.14      Standstill Provisions.......................................  A-23
ARTICLE 7           CONDITIONS TO THE CONSUMMATION OF THE MERGER................  A-23
  Section 7.1       Conditions to the Obligations of Each Party.................  A-23
  Section 7.2       Conditions to the Obligation of the Company.................  A-24
  Section 7.3       Conditions to the Obligation of the Parent Corporation and
                    the Acquisition Corporation.................................  A-24
  Section 7.4       Frustration of Closing Conditions...........................  A-24
ARTICLE 8           TERMINATION, AMENDMENT AND WAIVER...........................  A-24
  Section 8.1       Termination.................................................  A-24
  Section 8.2       Effect of Termination.......................................  A-25
  Section 8.3       Termination Fee.............................................  A-25
ARTICLE 9           MISCELLANEOUS...............................................  A-26
  Section 9.1       Nonsurvival of Representations..............................  A-26
  Section 9.2       Remedies....................................................  A-26
  Section 9.3       Successors and Assigns......................................  A-26
  Section 9.4       Amendment...................................................  A-26
  Section 9.5       Extension and Waiver........................................  A-26
  Section 9.6       Severability................................................  A-26
  Section 9.7       Counterparts................................................  A-27
  Section 9.8       Descriptive Headings........................................  A-27
  Section 9.9       Notices.....................................................  A-27
  Section 9.10      No Third Party Beneficiaries................................  A-27
  Section 9.11      Entire Agreement............................................  A-28
  Section 9.12      Construction................................................  A-28
  Section 9.13      Submission to Jurisdiction..................................  A-28
  Section 9.14      Governing Law...............................................  A-28

                             TABLE OF DEFINED TERMS

Acquisition Corporation.....................................  Preamble
Acquisition Proposal........................................  Section 6.7(b)
Antitrust Laws..............................................  Section 4.3
Certificate.................................................  Section 3.1
Closing.....................................................  Section 1.2
Closing Date................................................  Section 1.2
Code........................................................  Section 4.10(f)
Coli Policy.................................................  Section 4.11(j)
Company.....................................................  Preamble
Company Common Stock........................................  Section 1.8(a)
Company Disclosure Letter...................................  Article 4
Company Material Adverse Effect.............................  Section 4.1
Company Plans...............................................  Section 4.11(a)
Company SEC Documents.......................................  Section 4.5(a)
Company Stock-Based Award...................................  Section 1.9(a)(ii)
Company Stockholder Approval................................  Section 2.1(a)
Company Stockholders Meeting................................  Section 2.1(a)
Confidentiality Agreement...................................  Section 6.5
Delaware Act................................................  Section 1.1
Effective Time..............................................  Section 1.3
Employee Pension Benefit Plan...............................  Section 4.11(a)
Employee Welfare Benefit Plan...............................  Section 4.11(a)
Employees...................................................  Section 6.13(a)
Environmental Law...........................................  Section 4.12(b)
ERISA.......................................................  Section 4.11(a)
Government Contract.........................................  Section 4.9(b)
Government Subcontract......................................  Section 4.9(b)
Hazardous Materials.........................................  Section 4.12(c)
HSR Act.....................................................  Section 4.3
Indemnified Parties.........................................  Section 6.8(a)
Intellectual Property.......................................  Section 4.14(b)
Lien........................................................  Section 4.3
Merger......................................................  Section 1.1
Merger Consideration........................................  Section 1.8(a)
Option Consideration........................................  Section 1.9(a)(iii)
Parent Corporation..........................................  Preamble
Parent Corporation Disclosure Letter........................  Article 5
Parent Corporation Material Adverse Effect..................  Section 6.2
Paying Agent................................................  Section 3.1
Payment Fund................................................  Section 3.2(a)
Permitted Liens.............................................  Section 4.13
Proxy Statement.............................................  Section 2.1(b)
Rights Agreement............................................  Section 4.16

SAR.........................................................  Section 1.9(a)
SEC.........................................................  Section 2.1(b)
Securities Act..............................................  Section 4.5(a)
Securities Exchange Act.....................................  Section 1.9(d)
Stock Option................................................  Section 1.9(a)
Stock Plans.................................................  Section 1.9(a)
Subsidiary..................................................  Section 1.8(c)
Superior Proposal...........................................  Section 6.7(b)
Surviving Corporation.......................................  Section 1.1
Taxes.......................................................  Section 4.10(a)
Tax Returns.................................................  Section 4.10(a)
Termination Fee.............................................  Section 8.3(a)
Third Party Acquisition.....................................  Section 8.3(b)
Virginia Act................................................  Section 1.1

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of November 9, 2000 among General Dynamics Corporation, a Delaware corporation (the "Parent Corporation"), Mars Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Parent Corporation (the "Acquisition Corporation"), and Primex Technologies, Inc., a Virginia corporation (the "Company").

     The Boards of Directors of the Parent Corporation, the Acquisition Corporation, and the Company have each determined that a business combination among the Parent Corporation, the Acquisition Corporation and the Company is desirable and in the best interests of the Parent Corporation, the Acquisition Corporation and the Company and their respective stockholders. The Boards of Directors of the Parent Corporation, the Acquisition Corporation and the Company accordingly have each duly adopted resolutions approving this Agreement and the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) the Acquisition Corporation will be merged (the "Merger") with and into the Company in accordance with the provisions of the Delaware General Corporation Law (the "Delaware Act") and the Virginia Stock Corporation Act (the "Virginia Act"). Following the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Acquisition Corporation will cease.

     Section 1.2 The Closing. Upon the terms and subject to the conditions set forth in this Agreement, the consummation of the Merger and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of Jenner & Block, 601 13th Street, N.W., Washington, D.C. 20005, at 10:00 a.m., local time, no later than the third business day following the satisfaction or waiver, to the extent permitted by applicable laws, of the conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions), or at such other date, time or place as the Parent Corporation and the Company may agree. The date upon which the Closing occurs is referred to in this Agreement as the "Closing Date."

     Section 1.3 Effective Time. The Merger will be consummated by the filing of articles of merger with the State Corporation Commission of Virginia in accordance with Section 720 of the Virginia Act and a certificate of merger in accordance with Section 252 of the Delaware Act. The time the Merger becomes effective in accordance with Section 720 of the Virginia Act is referred to in this Agreement as the "Effective Time."

     Section 1.4 Effects of the Merger. The Merger will have the effects set forth in Section 721 of the Virginia Act and Section 259 of the Delaware Act. Without limiting the generality of the foregoing, as of the Effective Time, all properties, rights, privileges, powers and franchises of the Company and the Acquisition Corporation will vest in the Surviving Corporation and all debts, liabilities and duties of the Company and the Acquisition Corporation will become debts, liabilities and duties of the Surviving Corporation.

     Section 1.5 Articles of Incorporation and Bylaws. At the Effective Time, the articles of incorporation and bylaws of the Company in the respective forms delivered by the Company to the Parent Corporation prior to the date of this Agreement will be the articles of incorporation and bylaws of the Surviving Corporation, until amended by the Surviving Corporation pursuant to applicable law.

     Section 1.6 Directors. The directors of the Acquisition Corporation at the Effective Time will be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation or as otherwise provided by law.

     Section 1.7 Officers. The officers of the Acquisition Corporation at the Effective Time will be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation or as otherwise provided by law.

     Section 1.8  Conversion of Company Common Stock.

          (a) Subject to the provisions of Section 1.8(b), each share of the Company's Common Stock, par value $1.00 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held in the treasury of the Company, held by any Subsidiary of the Company or held by the Parent Corporation or any Subsidiary of the Parent Corporation) will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive, upon the surrender of the certificate formerly representing such share, $32.10 in cash (the "Merger Consideration"). In the event that, subsequent to the date of this Agreement but prior to the Effective Time, (i) the outstanding shares of Company Common Stock are changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, combination, exchange, recapitalization or similar transaction, or (ii) there is any dividend, other than the regular quarterly dividend of $0.075 per share of Company Common Stock, the Merger Consideration into which each share of Company Common Stock will be converted as a result of the Merger will be adjusted appropriately.

          (b) Each share of Company Common Stock held in the treasury of the Company, held by any Subsidiary of the Company or held by the Parent Corporation or any Subsidiary of the Parent Corporation immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and will cease to exist. For purposes of this Section 1.8(b), shares of Company Common Stock owned beneficially or held of record by any plan, program or arrangement sponsored or maintained for the benefit of any current or former employee of the Company, the Parent Corporation or any of their respective Subsidiaries will not be deemed to be held by the Company, the Parent Corporation or any such Subsidiary, regardless of whether the Company, the Parent Corporation or any such Subsidiary has the power, directly or indirectly, to vote or control the disposition of such shares.

          (c) The term "Subsidiary" as used in this Agreement means any corporation, partnership, limited liability company or other business entity 50 percent or more of the outstanding voting equity securities of which are owned, directly or indirectly, by the Company or the Parent Corporation, as applicable.

     Section 1.9  Stock Options; Equity-Based Awards

          (a)(i) The Company will take all necessary actions to cause each option to purchase shares of Company Common Stock (a "Stock Option") and each stock appreciation right linked to the price of Company Common Stock (a "SAR") granted under any stock option plan, program, agreement or arrangement of the Company or any of its Subsidiaries (collectively, the "Stock Plans") which is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, to be cancelled as of the Effective Time and to be converted at the Effective Time into the right to receive in cash from the Company an amount equal to the product of (a) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock of such Stock Option or SAR and (b) the number of shares of Company Common Stock subject to such Stock Option or SAR; provided, however, that no cash payment shall be made with respect to any SAR that is related to a Stock Option in respect of which such a cash payment is made.

          (ii) The Company will take all necessary actions to cause each right of any kind, whether vested or unvested, contingent or accrued, to acquire or receive shares of Company Common Stock or to receive benefits measured by the value of a number of shares of Company Common Stock, that may be held, awarded, outstanding, credited, payable or reserved for issuance under the Stock Plans (including, without limitation, restricted stock, restricted stock units, performance awards and deferred stock units), except for Stock Options and SARs converted in accordance with Section 1.9(a)(i) above (each, a "Company Stock-Based Award") outstanding immediately prior to the Effective Time to fully vest and become immediately distributable and payable, and each Company Stock-Based Award shall be cancelled as of the Effective Time and converted as of the Effective Time into the right to receive in cash from the Company an amount equal to the product of (x) the Merger Consideration (less any applicable exercise price) and (y) the number of shares of Company Common Stock subject to such Company Stock-Based Award.

          (iii) Any cash payments required to be made pursuant to this Section 1.9(a) (the "Option Consideration") will be made (subject to applicable withholding and payroll taxes) promptly following the Effective Time.

          (b) No additional Stock Options, SARs, or other equity-based awards or other rights to acquire Company Common Stock will be granted pursuant to the Stock Plans or otherwise after the date of this Agreement.

          (c) The Board of Directors, or applicable committee thereof, of the Company will grant all approvals and take all other actions required pursuant to Rules 16b-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the SEC thereunder, the "Securities Exchange Act"), to cause the disposition in the Merger of Company Common Stock, Stock Options and SARs to be exempt from the provisions of Section 16(b) of the Securities Exchange Act.

     Section 1.10 Conversion of Acquisition Corporation Common Stock. Each share of the Common Stock, par value $1.00 per share, of the Acquisition Corporation issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of the Common Stock, par value $1.00 per share, of the Surviving Corporation.

     Section 1.11 Dissenters' Rights. Subject to the consummation of the Merger on the terms and conditions contained in this Agreement, the parties hereto confirm that the holders of shares of Company Common Stock will not have dissenters' rights under Article 15 of the Virginia Act.

                                   ARTICLE 2

                              STOCKHOLDER APPROVAL

     Section 2.1 Company Actions. The Company, acting through its Board of Directors, in accordance with applicable law, including the Virginia Act, its Articles of Incorporation and Bylaws and the rules applicable to companies listed on The Nasdaq Stock Market, will:

          (a) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Company Stockholders Meeting"), to be held as soon as practicable after the date of this Agreement, for the purpose of submitting this Agreement for approval by the holders of more than two-thirds of the outstanding shares of Company Common Stock (the "Company Stockholder Approval");

          (b) prepare and file with the Securities and Exchange Commission (the "SEC") as promptly as practicable after the date of this Agreement a Proxy Statement and related materials (the "Proxy Statement") with respect to the Company Stockholders Meeting satisfying the requirements of the Securities Exchange Act, respond promptly to any comments raised by the SEC with respect to the preliminary version of the Proxy Statement, and cause the definitive version of the Proxy Statement to be mailed to its stockholders as soon as it is legally permitted to do so; and

          (c) include in the Proxy Statement (i) subject to Section 6.7(d), the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the approval of this Agreement and the transactions contemplated hereby and (ii) the written opinion dated as of the date of this Agreement of Goldman, Sachs & Co., financial advisor to the Board of Directors of the Company, to the effect that as of the date of this Agreement the Merger Consideration is fair to the stockholders of the Company, other than the Parent Corporation and its affiliates, from a financial point of view.

     Section 2.2 SEC Comments. The Company will promptly advise the Parent Corporation of receipt by the Company of, and will promptly furnish the Parent Corporation with copies of, all comments received from the SEC with respect to the Proxy Statement and will consult with the Parent Corporation in responding to such comments.

                                   ARTICLE 3

                                    PAYMENT

     Section 3.1 Surrender of Certificates. From and after the Effective Time, each holder of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (a "Certificate") will be entitled to receive in exchange therefor, upon surrender thereof to a paying agent (the "Paying Agent") to be designated by the Parent Corporation prior to the Effective Time with approval of the Company, which approval shall not be unreasonably withheld, the Merger Consideration into which the shares of Company Common Stock evidenced by such Certificate were converted pursuant to the Merger. No interest will be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.

     Section 3.2  Paying Agent; Certificate Surrender Procedures.

          (a) As soon as reasonably practicable following the Effective Time, the Parent Corporation will deposit, or cause to be deposited, with the Paying Agent, an amount in cash sufficient to provide all funds necessary for the Paying Agent to make payment of the Merger Consideration pursuant to Section 1.8 (the "Payment Fund"). Pending payment of such funds to the holders of certificates for shares of Company Common Stock, such funds will be held and may be invested by the Paying Agent as Parent Corporation directs (so long as such directions do not impair the rights of holders of Company Common Stock) in the direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest or commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or Parent Corporation, as Parent Corporation directs. Parent Corporation will promptly replace any monies lost through any investment made pursuant to this Section 3.2.

          (b) As soon as reasonably practicable after the Effective Time, the Parent Corporation will instruct the Paying Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of the Certificate to the Paying Agent and will be in such form and have such other provisions as the Parent Corporation will reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates for the Merger Consideration. Commencing immediately after the Effective Time, upon the surrender to the Paying Agent of such Certificate or Certificates, together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Paying Agent to be delivered in connection therewith, the holder will be entitled to receive the Merger Consideration into which the Certificate or Certificates so surrendered have been converted in accordance with the provisions of Section 1.8.

     Section 3.3 Transfer Books. The stock transfer books of the Company will be closed at the Effective Time and no transfer of any shares of Company Common Stock will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Company Common Stock prior to the Effective Time that is not registered in the stock transfer records of the Company at the Effective Time, the Merger Consideration into which such Company Common Stock has been converted in the Merger will be paid to the transferee in accordance with the provisions of Section 3.2(b) only if the Certificate is surrendered as provided in Section 3.2 and accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer taxes.

     Section 3.4 Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed one hundred eighty (180) days after the Effective Time will be delivered to the Parent Corporation upon demand, and each holder of Company Common Stock who has not theretofore surrendered Certificates in accordance with the provisions of this Article 3 will thereafter look only to the Parent Corporation for satisfaction of such holder's claims for the Merger Consideration.

     Section 3.5 Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent Corporation, the posting by such person of a bond in such reasonable amount as the Parent Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to Section 1.8.

     Section 3.6 No Rights as Stockholder. From and after the Effective Time, the holders of Certificates will cease to have any rights as a stockholder of the Surviving Corporation except as otherwise provided in this Agreement or by applicable law, and the Parent Corporation will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration into which the shares of Company Common Stock evidenced by such Certificate have been converted pursuant to the Merger; provided, however, that each holder of a Certificate that has become entitled to any declared and unpaid dividend will continue to be entitled to such dividend following the Effective Time, and the Surviving Corporation will pay such dividend to such holder in the amount and on the date specified therefor by the Board of Directors of the Company at the time of declaration thereof.

     Section 3.7 Withholding. The Parent Corporation will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any former holder of Company Common Stock all amounts relating to federal and state income and payroll taxes required by law to be deducted or withheld therefrom.

     Section 3.8 Escheat. Neither the Parent Corporation, the Acquisition Corporation nor the Company will be liable to any former holder of Company Common Stock for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate has not been surrendered for the Merger Consideration prior to the sixth anniversary of the Closing Date, or prior to such earlier date as of which such Certificate or the Merger Consideration payable upon the surrender thereof would otherwise escheat to or become the property of any governmental entity, then the Merger Consideration otherwise payable upon the surrender of such Certificate will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all rights, interests and adverse claims of any person.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Parent Corporation and the Acquisition Corporation that except as disclosed in the reports, schedules, forms, statements and other documents filed by the Company with the SEC since December 31, 1999 and publicly available prior to the date of this Agreement or as disclosed in the letter dated as of the date of this Agreement from the Company to the Parent Corporation (the "Company Disclosure Letter"):

     Section 4.1 Organization. The Company and each of its Subsidiaries is (a) a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted, and (c) is in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business as a foreign corporation in each other jurisdiction where such qualification is required, except, in the case of clauses (b) and (c) above, where such failure, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the business, financial condition, operations or results of operations of the Company and its Subsidiaries taken as a whole (other than changes or effects resulting from occurrences relating to the economy in general, the securities markets in general or the Company's industry in general and not specifically relating to the Company) or the ability of the Company to consummate the Merger and to perform its obligations under this Agreement (a "Company Material Adverse Effect"). The Company has delivered to the Parent Corporation correct and complete copies of its articles of incorporation and bylaws, as presently in effect, and, upon request, will make available to the Parent Corporation after the date of this Agreement correct and complete copies of the articles of incorporation and bylaws, as presently in effect, of each of its Subsidiaries.

     Section 4.2 Authorization of Transaction; Enforceability. Subject to obtaining the Company Stockholder Approval, the Company has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder. The Board of Directors of the Company, at a meeting thereof duly called and held, has duly adopted resolutions, by more than the required vote, approving this Agreement, the Merger and the other transactions contemplated hereby, determining that the terms and conditions of this Agreement, the Merger and the other transactions contemplated hereby are in the best interests of the Company and its stockholders and recommending that the Company's stockholders approve this Agreement. The foregoing resolutions of the Board of Directors of the Company have not been modified, supplemented or rescinded and remain in full force and effect as of the date of this Agreement. In connection with its adoption of the foregoing resolutions, the Board of Directors of the Company received the written opinion of Goldman, Sachs & Co., financial advisor to the Board of Directors of the Company, dated as of the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the stockholders of the Company, other than the Parent Corporation and its affiliates, from a financial point of view. The foregoing opinion has not been modified, supplemented or rescinded prior to the date of this Agreement. The Company will deliver to the Parent Corporation promptly after the date of this Agreement correct and complete copies of the foregoing resolutions and opinion. Assuming due execution and authorization by the Parent Corporation and the Acquisition Corporation, this Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions.

     Section 4.3 Noncontravention; Consents. Except for (a) filings and approvals necessary to comply with the applicable requirements of the Securities Exchange Act and the "blue sky" laws and regulations of various states, (b) the filing of a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act of 1976, as amended (the "HSR Act"), and any other filing required pursuant to any other applicable competition, merger control, antitrust or similar law or regulation (together with the HSR Act, the "Antitrust Laws"), (c) the filing of articles of merger pursuant to the Virginia Act, a certificate of merger pursuant to the Delaware Act and any applicable documents with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, and (d) any filings required under the rules and regulations of The NASDAQ Stock Market, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will constitute a violation of, be in conflict with, constitute or create (with or without notice or lapse of time or both) a default under, give rise to any right of termination, cancellation, amendment or acceleration with respect to, or result in the creation or imposition of any lien, encumbrance, security interest or other claim (a "Lien") upon any property of the Company or any of its Subsidiaries pursuant to (i) the articles of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) any constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries is subject or (iii) any agreement or commitment to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties is bound or subject, except, in the case of clauses (ii) and (iii) above, for such matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

     Section 4.4  Capitalization.

          (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock, par value $1.00 per share, none of which shares of Preferred Stock have been issued. As of the close of business on

     November 3, 2000, 10,401,241 shares of Company Common Stock were issued and outstanding, 129,480 shares of Company Common Stock were reserved for restricted stock grants or awards (including stock grants or awards to non-employee directors), no shares were held by the Company as treasury shares and 1,641,732 shares were reserved for issuance upon the exercise of outstanding Stock Options. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable.

          (b) Other than Stock Options to acquire an aggregate of not more than 1,560,952 shares of Company Common Stock and not more than 80,823 shares of Company Common Stock which are subject to restricted stock granted or awarded (including stock grants or awards to non-employee directors) by the Company to current and former directors, officers, employees and advisors of the Company and its Subsidiaries, there are no outstanding or authorized options, warrants, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or any of its Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or any of its Subsidiaries. The schedule of Stock Options and SARs set forth in the Company Disclosure Letter sets forth a list of all outstanding Stock Options and SARs as of the date set forth therein, the respective exercise prices thereof or amount of such rights and the holders thereof.

          (c) Neither the Company nor any of its Subsidiaries is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company or any of its Subsidiaries.

          (d) The Board of Directors of the Company has not declared any dividend or distribution with respect to the Company Common Stock the record or payment date for which is on or after the date of this Agreement (other than any regular quarterly dividend of $0.075 per share of Company Common Stock).

          (e) All of the outstanding shares of the capital stock of each of the Company's Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or one of its Subsidiaries, free and clear of any Lien. Except for its Subsidiaries set forth in the Company Disclosure Letter, the Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, limited liability company, joint venture or other entity.

     Section 4.5  Company Reports; Proxy Statement.

          (a) The Company has since December 31, 1996 filed all reports, forms, statements and other documents (collectively, together with all financial statements included or incorporated by reference therein, the "Company SEC Documents") required to be filed by the Company with the SEC pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act. Each of the Company SEC Documents, as of its filing date, complied in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act. None of the Company SEC Documents, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any reports, forms, statements or other documents pursuant to the Securities Act or the Securities Exchange Act.

          (b) Each of the consolidated financial statements (including related notes) included in the Company SEC Documents presented fairly in all material respects the consolidated financial condition, cash flows and results of operations of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the financial statements (including related notes) included in the Company SEC Documents has been prepared in accordance with United States generally accepted accounting principles, consistently applied during the periods involved, except (i) as noted therein, (ii) to the extent required by changes in United States generally accepted accounting principles or (iii) in the case of unaudited interim financial statements, normal recurring year-end audit adjustments.

          (c) The Company has delivered to the Parent Corporation correct and complete copies of any proposed or contemplated amendments or modifications to the Company SEC Documents (including any exhibit documents included therein) that have not yet been filed by the Company with the SEC.

          (d) The Proxy Statement will comply in all material respects with the applicable requirements of the Securities Exchange Act and will not, at the time the definitive Proxy Statement is filed with the SEC and mailed to the stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made herein by the Company with respect to any information, if any, supplied in writing by the Parent Corporation for inclusion in the Proxy Statement.

     Section 4.6 No Undisclosed Liabilities. The Company and its Subsidiaries have no liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, or due or to become due) except for (a) liabilities and obligations referenced (whether by value or otherwise) or reflected in the Company SEC Documents, (b) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since October 1, 2000, and
(c) other liabilities and obligations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

     Section 4.7 Absence of Material Adverse Change. Since October 1, 2000 there has not been a Company Material Adverse Effect nor has there occurred any event, change, effect or development which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

     Section 4.8  Litigation and Legal Compliance.

          (a) As of the date of this Agreement, the Company Disclosure Letter sets forth each instance in which the Company or any of its Subsidiaries is
     (i) subject to any material unsatisfied judgment order, decree, stipulation, injunction or charge or (ii) a party to or, to the Company's knowledge, threatened to be made a party to any material charge, complaint, action, suit, proceeding, hearing or, to the Company's knowledge, investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction, except for judgments, orders, decrees, stipulations, injunctions, charges, complaints, actions, suits, proceedings, hearings and investigations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. As of the date of this Agreement, there are no judicial or administrative actions, proceedings or, to the Company's knowledge, investigations pending or, to the Company's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by the Company in connection with this Agreement,

          (b) Except for instances of noncompliance which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, and except for Environmental Laws, which are the subject of Section 4.12, the Company and its Subsidiaries are in compliance with each constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Company or any of its Subsidiaries is subject.

     Section 4.9 Contract Matters.

          (a) Neither the Company nor any of its Subsidiaries is in default or violation of (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of any note, mortgage, indenture, loan agreement, other evidence of indebtedness, guarantee, license, lease, agreement or other contract, instrument or contractual obligation to which the Company or any of its Subsidiaries is a party or by which any of their respective assets is bound, except for any such default or failure which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (b) With respect to each contract, agreement, bid or proposal between the Company or any of its Subsidiaries and any domestic or foreign government or governmental agency, including any facilities contract for the use of government-owned facilities (a "Government Contract"), and each contract, agreement, bid or proposal that is a subcontract between the Company or any of its Subsidiaries and a third party relating to a contract between such third party and any domestic or foreign government or governmental agency (a "Government Subcontract"), (i) the Company and each of its Subsidiaries have complied with all terms and conditions of such Government Contract or Government Subcontract, including all clauses, provisions and requirements incorporated expressly, by reference or by operation of law therein, (ii) the Company and each of its Subsidiaries have complied with all requirements of all laws, rules, regulations or agreements pertaining to such Government Contract or Government subcontract, including where applicable the Cost Accounting Standards disclosure statement of the Company or such Subsidiary, (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Subcontract were complete and correct as of their effective dates and the Company and its Subsidiaries have complied with all such representations and certifications, (iv) neither the United States government nor any prime contractor, subcontractor or other person or entity has notified the Company or any of its Subsidiaries, in writing or orally, that the Company or any of its Subsidiaries has breached or violated any law, rule, regulation, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Subcontract, (v) neither the Company nor any of its Subsidiaries has received any notice of termination for convenience, notice of termination for default, cure notice or show cause notice pertaining to such Government Contract or Government Subcontract, (vi) other than in the ordinary course of business, no cost incurred by the Company or any of its Subsidiaries pertaining to such Government Contract or Government Subcontract has been questioned or challenged, is the subject of any audit or investigation or has been disallowed by any government or governmental agency, and (vii) no payments due to the Company or any of its Subsidiaries pertaining to such Government Contract or Government Subcontract has been withheld or set off, nor has any claim been made to withhold or set off money, and the Company and its Subsidiaries are entitled to all progress payments received to date with respect thereto, except for any such failure, noncompliance, inaccuracy, breach, violation, termination, cost, investigation, disallowance or payment which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (c) To the Company's knowledge, neither the Company nor any of its Subsidiaries, any of the respective directors, officers, employees, consultants or agents of the Company or any of its Subsidiaries is or since January 1, 1997 has been under administrative, civil or criminal investigation, indictment or information by any government or governmental agency or any audit or an investigation by the Company or any of its Subsidiaries with respect to any alleged act or omission arising under or relating to any Government Contract or Government Subcontract.

          (d) There exist (i) no material outstanding claims against the Company or any of its Subsidiaries, either by any government or governmental agency or by any prime contractor, subcontractor, vendor or other person or entity, arising under or relating to any Government Contract or Government Subcontract, and (ii) no disputes between the Company or any of its Subsidiaries and the United States government under the Contract Disputes Act or any other federal statute or between the Company or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Subcontract, except for any such claim or dispute which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has (i) any interest in any pending or potential material claim against any government or governmental agency or (ii) any interest in any pending claim against any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Subcontract, which, if adversely determined against the Company, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

          (e) Since January 1, 1997, neither the Company nor any of its Subsidiaries has been debarred or suspended from participation in the award of contracts with the United States government or any other government or governmental agency (excluding for this purpose ineligibility to bid on certain contracts due to generally applicable bidding requirements). To the Company's knowledge, there exists no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company, any of its Subsidiaries or any of their respective directors, officers or employees. No payment has been made by or on behalf of the Company or any of its Subsidiaries in connection with any Government Contract or Government Subcontract in violation of applicable procurement laws, rules and regulations or in violation of, or requiring disclosure pursuant to, the Foreign Corrupt Practices Act, as amended, except for any such violation or failure to disclose which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (f) The Company Disclosure Letter sets forth, as of the date of this Agreement, a list of each contract by the Company or any of its Subsidiaries with any customer or supplier that (i) involves an obligation of $3,000,000 or more (per annum, if applicable) or (ii) represents one of the top three contracts (in dollar value) for any particular business unit of the Company, provided the value of any such contract exceeds $500,000 (per annum, if applicable), and identifies the parties to the contract, the general nature of the contract and the term and amount of each contract, whether a prime contract, subcontract or otherwise.

     Section 4.10  Tax Matters.

          (a) For each taxable period beginning on or after January 1, 1997, the Company and each of its Subsidiaries have timely filed all required returns, declarations, reports, claims for refund or information returns and statements, including any schedule or attachment thereto (collectively "Tax Returns"), relating to any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto and including any liability for the taxes of any other person or entity under Treasury Regulation Section 1.1502-6 (or any similar state, local or foreign law, rule or regulation), and any liability in respect of any tax as a transferee or successor, by law, contract or otherwise (collectively "Taxes"), and all such Tax Returns are accurate and complete in all respects, except to the extent any such failure to file or any such inaccuracy in any filed Tax Return, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. All Taxes owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or adequately reserved for in accordance with generally accepted accounting principles in the financial statements of the Company, except (i) for any Taxes related to any period prior to January 1, 1997 for which the Company would be entitled to indemnification from Olin Corporation and are not required to be reserved in the financial statements of the Company in accordance with generally accepted accounting principles or (ii) except to the extent any such failure to pay or reserve, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (b) The most recent financial statements contained in the Company SEC Documents reflect adequate reserves in accordance with generally accepted accounting principles for all Taxes payable by the Company and its Subsidiaries for all Tax periods and portions thereof through the date of such financial statements, except to the extent that any failure to so reserve, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. No deficiency with respect to Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (c) For each taxable period beginning on or after January 1, 1997, none of the federal income Tax Returns of the Company or any of its Subsidiaries consolidated in such Tax Returns have been examined by and settled with the Internal Revenue Service.

          (d) Except for Liens for current Taxes not yet due and payable or which are being contested in good faith, there is no Lien affecting any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax, except for Liens which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (e) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or Tax sharing agreement with any person other than the Company or any of its Subsidiaries.

          (f) No amount payable by either the Company or any of its Subsidiaries will be subject to disallowance under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

          (g) Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that could obligate it to make any payments as a result of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of termination of employment on or following the Effective Time) that would not be fully deductible by reason of Section 280G of the Code.

     Section 4.11  Employee Benefit Matters.

          (a) The Company Disclosure Letter lists each plan, program, agreement or arrangement constituting a material employee welfare benefit plan (an "Employee Welfare Benefit Plan") as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a material employee pension benefit plan (an "Employee Pension Benefit Plan") as defined in Section 3(2) of ERISA, and each other material employee benefit plan, agreement, program or arrangement or employment practice maintained by the Company or any of its Subsidiaries with respect to any of its current or former employees or to which the Company or any of the Company Subsidiaries contributes or is required to contribute with respect to any of its current or former employees (collectively, the "Company Plans"). With respect to each Company Plan:

             (i) such Company Plan (and each related trust, insurance contract or fund) has been administered in a manner consistent in all respects with its written terms and complies in form and operation with the applicable requirements of ERISA and the Code and other applicable laws, except for failures of administration or compliance which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

             (ii) all required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to such Company Plan, except for failures of filing or distribution which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

             (iii) the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code have been met with respect to each such Company Plan which is an Employee Welfare Benefit Plan, except for failures which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect;

             (iv) all material contributions, premiums or other payments (including all employer contributions and employee salary reduction contributions) that are required to be made under the terms of any Company Plan have been timely made or have been reflected on the financial statements contained in the Company's most recent Form 10-Q filed with the SEC;

             (v) each such Company Plan which is an Employee Pension Benefit Plan intended to be a "qualified plan" under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and no event has occurred which could reasonably be expected to cause the loss, revocation or denial of any such favorable determination letter;

             (vi) the Company has made available and will continue to make available to the Parent Corporation, upon its request, correct and complete copies of the plan documents and most recent summary plan descriptions, the most recent determination letter received from the Internal Revenue

        Service, the most recent Form 5500 Annual Report, the most recent actuarial report, the most recent audited financial statements, and all related trust agreements, insurance contracts and other funding agreements that implement such Company Plan (but excluding the failure to make available any such document which is not material). The valuation summaries provided by the Company to the Parent Corporation reasonably represent the assets and liabilities attributable to Company Plans calculated in accordance with the Company's past practices, but excluding any failure which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;

             (vii) no Company Plan which is an Employee Pension Benefit Plan has been amended in any manner which would require the posting of security under Section 401(a)(29) of the Code or Section 307 of ERISA, except any such action which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;

             (viii) neither the Company nor any of its Subsidiaries has communicated to any employee (excluding internal memoranda to management) any plan or commitment, whether or not legally binding, to create any additional employee benefit plan or to modify or change any Company Plan affecting any employee or terminated employee of the Company or any of its Subsidiaries, except any such action which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;

             (ix) the Company Disclosure Letter includes a workers' compensation paid loss summary through the date of this Agreement on an accident year basis; the Company Disclosure Letter additionally includes a recent listing of all open workers compensation claims showing claimant name, claim number, description, paid loss and case reserve, except for any such claim which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;

             (x) the Company has never been nor is a party to or otherwise bound by any advance agreement or similar arrangement with any foreign, federal, state or local government or regulatory body relating to the allowability, allocation or reimbursement of benefit costs or other matters in connection with any Company Plan;

             (xi) any Company Plan is by its terms able to be amended or terminated by the Company; and

             (xii) there are no liabilities or obligations relating to any individual's current or former employment with the Company or its Subsidiaries or related entities arising in connection with any violation of any applicable law, except for any liabilities or obligations which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

          (b) With respect to each Employee Welfare Benefit Plan or Employee Pension Benefit Plan that the Company or any of its Subsidiaries maintains or ever has maintained, or to which any of them contributes, ever has contributed or ever has been required to contribute:

             (i) no such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated (other than any termination which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect), no reportable event (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived, as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation, has occurred but has not yet been so reported (but excluding any failure to report which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect), and no proceeding by the Pension Benefit Guaranty Corporation to terminate such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted;

             (ii) there have been no non-exempt prohibited transactions (as defined in Section 406 of ERISA and Section 4975 of the Code) with respect to such plan, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plan, and no action, suit, proceeding, hearing or, to the

        Company's knowledge, investigation with respect to the administration or the investment of the assets of such plan (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened, but excluding, from each of the foregoing, events or circumstances which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect; and

             (iii) other than routine claims for benefits, none of the Company or any of its Subsidiaries or related entities has incurred, and the Company has no reason to expect that the Company or any of its Subsidiaries or related entities will incur, any liability under Subtitle C or D Title IV of ERISA or under the Code with respect to any Company Plan that is an Employee Pension Benefit Plan.

          (c) Neither the Company nor any of its Subsidiaries presently contributes to, nor, since January 1, 1997, have they been obligated to contribute to, a Multiemployer Plan.

          (d) Other than pursuant to a Company Plan, neither the Company nor any of its Subsidiaries has any obligation to provide medical, health, life insurance or other welfare benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code).

          (e) No Company Plan contains any provision that would prohibit the transactions contemplated by this Agreement, would give rise to any severance, termination or other payments as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), or would cause any payment, acceleration or increase in benefits provided by any Company Plan as a result of the transactions contemplated by this Agreement (alone or together with the occurrence of any other event), but excluding from this paragraph (e) any payment or any benefit, acceleration or increase to directors and employees, as to the top tier employees in the amounts (based on the Company's good faith estimates as of the date of this Agreement) and to the individuals specifically set forth in, and as to other employees in the aggregate amount (based on the Company's good faith estimates as of the date of this Agreement) specifically set forth in, the Company Disclosure Letter and excluding any non-employee or non-director payment or benefit acceleration or increase which is not material.

          (f) No individual classified as a non-employee for purposes of receiving employee benefits (such an independent contractor, leased employee, consultant or special consultant), regardless of treatment for other purposes, is eligible pursuant to the terms thereof to participate in or receive benefits under any Company Plan intended to qualify under
     Section 401(a) of the Code.

          (g) The provisions of Section 6.01(a) of the Distribution Agreement by and between Olin Corporation and Company dated December 30, 1996 shall continue to apply to affected employees following the Effective Time.

          (h) The PRIME Plan does not take into account as compensation for plan allocation purposes any bonus bank payment from the Company Incentive Compensation Plan that may be paid on account of the Merger contemplated herein.

          (i) Certain of the Company Plans have been amended as stated in the Company Disclosure Letter.

          (j) The Company has previously provided to the Parent Corporation a list of each Company owned life insurance policy (each a "Coli Policy"). With respect to each Coli Policy:

             (i) for purposes of Code Section 264(a)(4), each Coli Policy qualifies as a contract purchased on or before June 20, 1986, no change has taken place prior to the date of this Agreement and will not be taken on or before the Closing Date to affect such status, and this status has never been challenged by the Internal Revenue Service (or any other government agency) in any audit or any other administrative or judicial proceeding;

             (ii) the aggregate cash surrender value of the Coli Policies as of December 31, 1999 is set forth in the materials previously disclosed to the Parent Corporation; and

             (iii) there are no loans against such policies.

     Section 4.12  Environmental Matters.

          (a) Except for matters which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries are, and, to the Company's knowledge, since January 1, 1997 have been in compliance in all respects with all Environmental Laws (as defined in Section 4.12(b)) in connection with the ownership, use, maintenance and operation of their owned, operated or leased real property used by them and otherwise in connection with their operations, (ii) neither the Company nor any of its Subsidiaries has any liability, whether contingent or otherwise, under, or for any violations of, any Environmental Law, (iii) no notices of any violation or alleged violation of, non-compliance or alleged noncompliance with or any liability under, any Environmental Law have been received by the Company or any of its Subsidiaries since January 1, 1997 that are currently outstanding and unresolved as of the date of this Agreement, and, to the Company's knowledge, there are no other outstanding notices that are unresolved for which the Company or any of its Subsidiaries have responsibility, (iv) there are no administrative, civil or criminal writs, injunctions, decrees, orders or judgments outstanding or any administrative, civil or criminal actions, suits, claims, proceedings or, to the Company's knowledge, investigations pending or, to the Company's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Company or any of its Subsidiaries, (v) the Company and its Subsidiaries possess valid environmental permits required by any Environmental Law in connection with the ownership, use, maintenance and operation of its owned, operated and leased real property, and (vi) to the knowledge of the Company, no material changes or alterations in the practices or operations of the Company or any of its Subsidiaries as presently conducted are anticipated to be required in the future in order to permit the Company and its Subsidiaries to continue to comply in all material respects with all applicable Environmental Laws. The Company Disclosure Letter sets forth the amount reserved as of October 1, 2000 by the Company for compliance with all Environmental Laws.

          (b) The term "Environmental Law" as used in this Agreement means any law, rule, regulation, permit, order, writ, injunction, judgment or decree with respect to the preservation of the environment or the promotion of worker health and safety, including any law, rule, regulation, permit, order, writ, injunction, judgment or decree relating to Hazardous Materials (as defined in Section 4.12(c)). Without limiting the generality of the foregoing, the term will encompass each of the following statutes and the regulations promulgated thereunder, and any similar applicable state, local or foreign law, rule or regulation, each as amended (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, (ii) the Solid Waste Disposal Act, (iii) the Hazardous Materials Transportation Act,
     (iv) the Toxic Substances Control Act, (v) the Clean Water Act, (vi) the Clean Air Act, (vii) the Safe Drinking Water Act, (viii) the National Environmental Policy Act of 1969, (ix) the Superfund Amendments and Reauthorization Act of 1986, (x) Title III of the Superfund Amendments and Reauthorization Act, (xi) the Federal Insecticide, Fungicide and Rodenticide Act and (xii) the provisions of the Occupational Safety and Health Act of 1970 relating to the handling of and exposure to Hazardous Materials.

          (c) The term "Hazardous Materials" as used in this Agreement means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance (i) that is defined, determined or identified as hazardous or toxic under any Environmental Law or (ii) the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment of which is prohibited under any Environmental Law. Without limiting the generality of the foregoing, the term will include (i) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, and regulations promulgated thereunder, each as amended, (ii) "extremely hazardous substance" as defined in the Superfund Amendments and Reauthorization Act of 1986, or Title III of the Superfund Amendments and Reauthorization Act and regulations promulgated thereunder, each as amended, (iii) "hazardous waste" as defined in the Solid Waste Disposal Act and regulations promulgated thereunder, each as amended, (iv) "hazardous materials" as defined in the Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended,

     (v) "chemical substance or mixture" as defined in the Toxic Substances Control Act and regulation promulgated thereunder, each as amended, (vi) petroleum and petroleum products and byproducts and (vii) asbestos.

     Section 4.13 Title. The Company and its Subsidiaries has good and, in the case of real property, marketable title to all the properties and assets purported to be owned by them, free and clear of all Liens except (a) Liens for current Taxes or assessments not delinquent, (b) builder, mechanic, warehousemen, materialmen, contractor, workmen, repairmen, carrier or other similar Liens arising and continuing in the ordinary course of business for obligations that are not delinquent, (c) the rights, if any, of vendors having possession of tooling of the Company and its Subsidiaries, (d) liens arising from the receipt by the Company and its Subsidiaries of progress payments by the United States government, (e) Liens securing rental payments under capital lease arrangements and (f) other Liens which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect (collectively, "Permitted Liens").

     Section 4.14  Intellectual Property Matters.

          (a) The Company and its Subsidiaries own or have the right to use pursuant to valid license, sublicense, agreement or permission all items of Intellectual Property necessary for their operations as presently conducted and as presently proposed to be conducted, except where the failure to have such rights, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation of the Intellectual Property rights of any third party. Since January 1, 1997, to the Company's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any of its Subsidiaries, except for misappropriations and violations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

          (b) The term "Intellectual Property" as used in this Agreement means, collectively, patents, patent disclosures, trademarks, service marks, logos, trade names, copyrights and mask works, and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated good will with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and all other intellectual property rights (in whatever form or medium).

     Section 4.15 Labor Matters. There are no controversies pending or, to the Company's knowledge, threatened between the Company or any of its Subsidiaries and any of their current or former employees or any labor or other collective bargaining unit representing any such employee that are reasonably likely to have a Company Material Adverse Effect or are reasonably likely to result in a material labor strike, dispute, slow-down or work stoppage. The Company is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company or any of its Subsidiaries. To the Company's knowledge, as of the date of this Agreement no executive, key employee or group of employees of the Company or any of its Subsidiaries has any plan to terminate employment with the Company and its Subsidiaries, which termination, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect. As of the date of this Agreement, there are no current DOL, OFCCP or EEOC audits. As of the date of this Agreement, there are no OFCCP concilliation agreements in effect.

     Section 4.16 Rights Agreement. The Company has taken all requisite action under the Rights Agreement dated as of February 1, 2000 between the Company and The Bank of New York (the "Rights Agreement") to cause the provisions of the Rights Agreement or any other similar agreement not to be applicable to this Agreement, the Merger or the other transactions contemplated hereby.

     Section 4.17 State Takeover Laws. The resolutions adopted by the Board of Directors of the Company approving this Agreement are sufficient to cause the provisions of Article 14 of the Virginia Act to be inapplicable to this Agreement, the Merger and the other transactions contemplated hereby. Article
14.1 of the Virginia Act is not applicable to this Agreement, the Merger and the other transactions contemplated hereby pursuant to Article VII, Section 5 of the Bylaws of the Company as in effect on the date of this Agreement. To the Company's knowledge, no other fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation of any state or jurisdiction applies or purports to apply to this Agreement, the Merger or the other transactions contemplated hereby.

     Section 4.18 Brokers' Fees. Except for the fees and expenses payable by the Company to Goldman, Sachs & Co., neither the Company nor any of its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated by this Agreement. The Company has delivered to the Parent Corporation a correct and complete copy of the engagement letter between the Company and Goldman, Sachs & Co. relating to the transactions contemplated by this Agreement, which letter describes the fees payable to Goldman, Sachs & Co. in connection with this Agreement.

     Section 4.19 Representations and Warranties. The representations and warranties of the Company contained in this Agreement in the aggregate, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect, are true and correct with only such exceptions which in the aggregate are not reasonably likely to have a Company Material Adverse Effect. In the event a representation and warranty is qualified by a Company Material Adverse Effect exception and there occurs a Company Material Adverse Effect with respect thereto, such representation and warranty shall be conclusively deemed breached without regard to whether the Company Material Adverse Effect was or was not reasonably likely.

                                   ARTICLE 5

            REPRESENTATIONS AND WARRANTIES OF THE PARENT CORPORATION

     Each of the Parent Corporation and the Acquisition Corporation, as the case may be, represents and warrants to the Company that:

     Section 5.1 Organization. Each of the Parent Corporation and the Acquisition Corporation is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as presently being conducted. All of the outstanding shares of the capital stock of the Acquisition Corporation have been validly issued, are fully paid and nonassessable and are owned by the Parent Corporation free and clear of any Lien. The Acquisition Corporation has been organized solely for the purpose of engaging in the Merger and the other transactions contemplated by this Agreement and has not engaged in any business other than contemplated by this Agreement.

     Section 5.2 Authorization of Transaction; Enforceability. Each of the Parent Corporation and the Acquisition Corporation has full corporate power and authority and has taken all requisite corporate action to enable it to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder. Each of the Board of Directors of the Parent Corporation and the Board of Directors of the Acquisition Corporation has duly adopted resolutions, by the requisite majority vote, approving this Agreement, the Merger and the other transactions contemplated hereby and determining that the terms and conditions of this Agreement, the Merger and the other transactions contemplated hereby are in the best interests of the Parent Corporation and its stockholders and of the Acquisition Corporation and its sole stockholder, as the case may be. The foregoing resolutions of each such Board of Directors have not been modified, supplemented or rescinded and remain in full force and effect as of the date of this Agreement. This Agreement constitutes the valid and legally binding obligation of each of the Parent Corporation and the Acquisition Corporation, enforceable against the Parent Corporation and the Acquisition Corporation in accordance with its terms and conditions.

     Section 5.3 Noncontravention; Consents. Except for (a) filings and approvals necessary to comply with the applicable requirements of the Securities Exchange Act and the "blue sky" laws and regulations of various states, (b) the filing of a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act and any other filing required by any other Antitrust Law, (c) the filing of articles of merger pursuant to the Virginia Act and a certificate of merger under the Delaware Act, and (d) any filings required under the rules and regulations of the New York Stock Exchange, neither the execution and delivery of this Agreement by the Parent Corporation or the Acquisition Corporation, nor the consummation by the Parent Corporation or the Acquisition Corporation of the transactions contemplated hereby, will constitute a violation of, be in conflict with, or result in the breach of (i) the charter or bylaws of the Parent Corporation or the Acquisition Corporation, (ii) any constitutional provision, law, rule, regulation, permit, order, writ, injunction, judgment or decree to which the Parent Corporation or the Acquisition Corporation is subject or (iii) any material agreement or commitment to which the Parent Corporation or the Acquisition Corporation is a party or by which either of them is bound or subject.

     Section 5.4 Adequate Cash Resources. The Parent Corporation has adequate resources to provide the aggregate Merger Consideration and the Option Consideration in cash in the amount and at the time required by Section 1.9 or by Article 3.

     Section 5.5 No Capital Ownership in the Company. Neither the Parent Corporation nor any of its Subsidiaries owns any shares of Company Common Stock.

                                   ARTICLE 6

                                   COVENANTS

     Section 6.1 General. Each of the parties will use its respective best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     Section 6.2 Notices and Consents. Each of the parties prior to the Closing Date will give all notices to third parties and governmental entities and will use its respective best efforts to obtain all third party and governmental consents and approvals that are required in connection with the transactions contemplated by this Agreement. Within five business days following the execution and delivery of this Agreement, each of the parties will file a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use its respective best efforts to obtain early termination of the applicable waiting period and will make all further filings pursuant thereto or any other Antitrust Law that may be necessary, proper or advisable. The foregoing two sentences will not be deemed to require the Parent Corporation to enter into any agreement, consent decree or other commitment requiring the Parent Corporation or any of its Subsidiaries to divest or hold separate any assets (including any assets of the Company or any of its Subsidiaries) or to take any other action which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the business, financial condition, operations or results of operations of the Parent Corporation and its Subsidiaries taken as a whole (other than changes or effects resulting from occurrences relating to the economy in general, the securities markets in general or the Parent Corporation's industry in general and not specifically relating to the Parent Corporation) (a "Parent Corporation Material Adverse Effect").

     Section 6.3 Interim Conduct of the Company. Except as expressly contemplated by this Agreement, as set forth in the Company Disclosure Letter, as required by law or by the terms of any contract in effect on the date of this Agreement or as the Parent Corporation may approve, which approval will not be unreasonably withheld or delayed, from and after the date of this Agreement through the Closing Date, the Company will, and will cause each of its Subsidiaries to, conduct its operations in accordance with its ordinary course of business, consistent with past practice, and in accordance with such covenant will not, and will not cause or permit any of its Subsidiaries to:

          (a) amend its articles of incorporation or bylaws or file any certificate of designation or similar instrument with respect to any shares of its authorized but unissued capital stock;

          (b) authorize or effect any stock split or combination or reclassification of shares of its capital stock;

          (c) declare or pay any dividend or distribution with respect to its capital stock (other than the regular quarterly dividend of $0.075 per share of Company Common Stock and dividends payable by a Subsidiary of the Company to the Company or another Subsidiary), issue or authorize the issuance of any shares of its capital stock (other than in connection with the exercise of currently outstanding Stock Options listed in the Company Disclosure Letter) or any other securities exercisable or exchangeable for or convertible into shares of its capital stock, or repurchase, redeem or otherwise acquire for value any shares of its capital stock or any other securities exercisable or exchangeable for or convertible into shares of its capital stock;

          (d) merge or consolidate with any entity;

          (e) sell, lease or otherwise dispose of any of its capital assets, including any shares of the capital stock of any of its Subsidiaries, other than sales, leases or other dispositions of machinery, equipment, tools, vehicles and other operating assets no longer required in its operations made in the ordinary course of business, consistent with past practice;

          (f) liquidate, dissolve or effect any recapitalization or reorganization in any form;

          (g) acquire any interest in any business (whether by purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture;

          (h) create, incur, assume or suffer to exist any indebtedness for borrowed money (including capital lease obligations), other than indebtedness existing as of the date of this Agreement, borrowings under existing credit lines in the ordinary course of business, consistent with past practice, and intercompany indebtedness among the Company and its Subsidiaries arising in the ordinary course of business, consistent with past practice;

          (i) create, incur, assume or suffer to exist any Lien (other than Permitted Liens) affecting any of its material assets or properties;

          (j) except as required as the result of changes in United States generally accepted accounting principles, change any of the accounting principles or practices used by it or revalue in any material respect any of its assets or properties, other than write-downs of inventory or accounts receivable in the ordinary course of business, consistent with past practice;

          (k) except as required under the terms of any collective bargaining agreement in effect as of the date of this Agreement or as required by applicable law, grant any general or uniform increase in the rates of pay of its employees or grant any increase in the benefits under any bonus or employee benefit plan or other arrangement, contract or commitment;

          (l) except for any increase required under the terms of any collective bargaining agreement or consulting, executive or employment agreement in effect on the date of this Agreement or as required by applicable law, increase the compensation payable or to become payable to officers and salaried employees with a base salary in excess of $100,000 per year or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers or salaried employees;

          (m) enter into any contract or commitment or engage in any transaction with any affiliated person or entity (other than the Company or its Subsidiaries) or enter into any contract or commitment or engage in any transaction with any unaffiliated person or entity which, to the Company's knowledge, is reasonably likely to have a Company Material Adverse Effect;

          (n) make any material Tax election or settle or compromise any material Tax liability, except in the ordinary course of business;

          (o) pay, discharge or satisfy any claims, liabilities or obligations other than the payment, discharge and satisfaction in the ordinary course of business of liabilities reflected or reserved for in the consolidated financial statements of the Company or otherwise incurred in the ordinary course of business, consistent with past practice;

          (p) settle or compromise any material pending or threatened suit, action or proceeding; or

          (q) commit to do any of the foregoing.

     Section 6.4 Preservation of Organization. Subject to compliance with the provisions of Section 6.3, the Company will, and will cause each of its Subsidiaries to, use its best efforts to preserve its business organization intact in all material respects, use its reasonable efforts to keep available to the Company and its Subsidiaries, the present officers and employees of the Company and its Subsidiaries as a group and use its best efforts to preserve the present relationships of the Company and its Subsidiaries with suppliers and customers and others having business relations with the Company and its Subsidiaries.

     Section 6.5 Full Access. The Company will, and will cause its Subsidiaries and its and their representatives to, afford the Parent Corporation and its representatives reasonable access, upon reasonable notice at all reasonable times to all premises, properties, books, records, contracts and documents of or pertaining to the Company and its Subsidiaries. Notwithstanding the foregoing, neither party will be required to provide access or to disclose information where such access or disclosure would contravene any law or contract or would result in the waiver of any legal privilege or work-product protection. Any information disclosed will be subject to the provisions of the Confidentiality Agreement, dated March 17, 2000, between the Company and the Parent Corporation (the "Confidentiality Agreement").

     Section 6.6 Notice of Developments. The Company will give prompt written notice to the Parent Corporation of any material development affecting the Company or any of its Subsidiaries. Each party will give prompt written notice to the other of any material development which would give rise to a failure of a condition set forth in Section 7.2 (in the case of the Parent Corporation or the Acquisition Corporation) or Section 7.3 (in the case or the Company). No such written notice of such a material development will be deemed to have amended any of the disclosures set forth in the Company Disclosure Letter, to have qualified the representations and warranties contained herein and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such material development.

     Section 6.7  Nonsolicitation of Acquisition Proposals.

          (a) The Company and each of its Subsidiaries, and each of their respective directors, officers, employees, agents and representatives, will immediately cease any discussions or negotiations presently being conducted with respect to any Acquisition Proposal. The Company and its Subsidiaries will not and will use their best efforts to cause their respective directors, officers, employees, agents and representatives not to (i) initiate or solicit, directly or indirectly, any inquiries with respect to, or the making of, any Acquisition Proposal or (ii) engage in any negotiations or discussions with, furnish any information or data to or enter into any letter of intent, agreement in principle, acquisition agreement or similar agreement with any party relating to any Acquisition Proposal; provided, however, that the Board of Directors of the Company may, in response to an Acquisition Proposal that the Board of Directors of the Company determines in good faith is reasonably likely to lead to a Superior Proposal, (A) furnish information with respect to the Company and its Subsidiaries to the person making such Acquisition Proposal (and its representatives) pursuant to a confidentiality agreement containing provisions at least as restrictive with respect to such person as the restrictions on the Parent Corporation contained in the Confidentiality Agreement (as modified by Section 6.14) and (B) participate in discussions or negotiations with the person making such Acquisition Proposal (and its representatives) regarding such Acquisition Proposal. The Company will be responsible for any breach of the provisions of this Section 6.7 by any director, officer, employee, agent or representative of the Company or any of its Subsidiaries.

          (b) The term "Acquisition Proposal" as used in this Agreement means any bona fide proposal, whether or not in writing, made by a party that if consummated would result in such party acquiring beneficial ownership (as defined under Rule 13(d) promulgated under the Securities Exchange Act) of more than 20% of the consolidated assets (determined based on book or fair market value) of, or more than 20% of the voting power in, the Company and its Subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender or exchange offer or similar transaction involving the Company or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions that is structured to permit such party to acquire such beneficial ownership.

          (c) The term "Superior Proposal" as used in this Agreement means any bona fide proposal, in writing, made by a party that (i) if consummated, would result in such party acquiring beneficial ownership of more than 50% of the consolidated assets (determined based on book or fair market value) of, or more than 50% of the voting power in, the Company and its Subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender or exchange offer or similar transaction involving the Company or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions that is structured to permit such party to acquire such beneficial ownership, and (ii) the Board of Directors of the Company, after consultation with its outside legal counsel and financial advisers, determines in its good faith business judgment (x) is superior from a financial view to the stockholders of the Company and
     (y) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal.

          (d) Nothing contained in this Agreement will prohibit the Company from
     (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Securities Exchange Act or (ii) making any disclosure or recommendation, including a withdrawal or adverse amendment of its recommendation of the Merger that would permit the Parent Corporation to terminate this Agreement pursuant to Section 8.1(c)(ii), to the Company's stockholders if the Board of Directors of the Company, after consultation with its outside legal counsel, determines in good faith that failure to so disclose or recommend would be inconsistent with applicable law.

     Section 6.8  Indemnification.

          (a) From and after the Closing Date, the Parent Corporation will cause the Surviving Corporation to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the Effective Time, an officer or director of the Company or any of its present or former Subsidiaries or corporate parents (collectively, the "Indemnified Parties") from and against all losses, claims, damages and expenses (including reasonable attorney's fees and expenses) arising out of or relating to actions or omissions, or alleged actions or omissions, occurring at or prior to the Effective Time to the fullest extent permitted from time to time by the Virginia Act or any other applicable laws as presently or hereafter in effect.

          (b) Any determination required to be made with respect to whether any Indemnified Party may be entitled to indemnification will, if requested by such Indemnified Party, be made by independent legal counsel selected by the Indemnified Party and reasonably satisfactory to the Surviving Corporation.

          (c) For a period of six years after the Closing Date, the Parent Corporation will cause to be maintained in effect the policies of directors and officers liability insurance and fiduciary liability insurance currently maintained by the Company with respect to claims arising from or relating to actions or omissions, or alleged actions or omissions, occurring on or prior to the Closing Date. The Parent Corporation may at its discretion substitute for such policies currently maintained by the Company directors and officers liability insurance and fiduciary liability insurance policies with reputable and financially sound carriers providing for no less favorable coverage. Notwithstanding the provisions of this
     Section 6.8(c), the Parent Corporation will not be obligated to make annual premium payments with respect to such policies of insurance to the extent such premiums exceed 200 percent of the annual premiums paid by the Company as of the date of this Agreement. If the annual premium costs necessary to maintain such insurance coverage exceed the foregoing amount, the Parent Corporation will maintain the most advantageous policies of directors and officers liability insurance and fiduciary liability insurance obtainable for an annual premium equal to the foregoing amount.

          (d) To the fullest extent permitted from time to time under the law of the Commonwealth of Virginia, the Parent Corporation will cause the Surviving Corporation to pay on an as-incurred basis the reasonable fees and expenses of each Indemnified Party (including reasonable fees and expenses of counsel) in advance of the final disposition of any action, suit, proceeding or investigation that is the subject of the right to indemnification, subject to reimbursement in the event such Indemnified Party is not entitled to indemnification.

          (e) The provisions providing for director and officer indemnification, abrogation of liability and advancement of expenses set forth in Article VII of the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, will apply to each Indemnified Party with respect to all matters occurring on or prior to the Effective Time. The foregoing will not be deemed to restrict the right of the Surviving Corporation to modify the provisions of its articles of incorporation relating to director and officer indemnification, abrogation of liability or advancement of expenses with respect to events or occurrences after the Closing Date but such modifications shall not adversely affect the rights of the Indemnified Parties hereunder. The Parent Corporation shall cause the Surviving Corporation to honor the provisions of this Section 6.8(e).

          (f) In the event of any action, suit, investigation or proceeding, the Indemnified Party will be entitled to control the defense thereof with counsel of its own choosing reasonably acceptable to the Parent Corporation, and the Parent Corporation and the Surviving Corporation will cooperate in the defense thereof, provided that neither the Parent Corporation nor the Surviving Corporation will be liable for the fees of more than one counsel for all Indemnified Parties, other than local counsel, unless the use of a single counsel would present conflict of interest issues which would make it impracticable for all Indemnified Parties to be represented by a single counsel, and provided further that neither the Parent Corporation nor the Surviving Corporation will be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld or delayed).

          (g) The rights of each Indemnified Party hereunder will be in addition to any other rights such Indemnified Party may have under the articles of incorporation or bylaws of the Surviving Corporation or any of their respective Subsidiaries, under the law of the Commonwealth of Virginia or otherwise. Notwithstanding anything to the contrary contained in this Agreement or otherwise, the provisions of this Section 6.8 will survive the consummation of the Merger, and each Indemnified Party will, for all purposes, be a third party beneficiary of the covenants and agreements contained in this Section 6.8 and, accordingly, will be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and will be entitled to enforce any such rights and exercise any such remedies directly against the Parent Corporation and the Surviving Corporation.

          (h) Nothing in this Section 6.8 will diminish any rights or entitlements available to any director or officer of the Company under the Company's articles of incorporation as in effect immediately prior to the Effective Time.

     Section 6.9 Public Announcements. The initial press release announcing the transactions contemplated by this Agreement will be a joint press release. Thereafter, the Parent Corporation and the Company will consult with one another before issuing any press releases or otherwise making any public announcements with respect to the transactions contemplated by this Agreement and, except as may be required by applicable law or by the rules and regulations of the New York Stock Exchange or of The Nasdaq Stock Market, will not issue any such press release or make any such announcement prior to such consultation.

     Section 6.10 Preservation of Programs and Agreements. From and after the date of this Agreement through the Closing Date, the Company will not enter into any agreement which it knows or has reason to know is reasonably likely to cause a major customer of the Company or any of its Subsidiaries to terminate any material program or agreement, the overall effect of which, after taking into account the anticipated benefits of the new agreement and the anticipated detriments of such termination, is reasonably likely to have a Company Material Adverse Effect.

     Section 6.11 Actions Regarding Antitakeover Statutes. If any fair price, moratorium, control share acquisition or other form of antitakeover statute, rule or regulation is or becomes applicable to the transactions contemplated by this Agreement, the Board of Directors of the Company will grant such approvals and take such other actions as may be required so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms and conditions set forth in this Agreement.

     Section 6.12 Defense of Orders and Injunctions. In the event either party becomes subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement, each party will use its best efforts to overturn or lift such order or injunction. The foregoing will not be deemed to require the Parent Corporation to enter into any agreement, consent decree or other commitment requiring the Parent Corporation or any of its Subsidiaries to divest or hold separate any assets or to take any other action which, individually or in the aggregate, is reasonably likely to have a Parent Corporation Material Adverse Effect.

     Section 6.13  Employee Benefit Matters.

          (a) Subject to applicable collective bargaining agreements, until (or in respect of the period ending on ) December 31, 2001, Parent Corporation shall cause to be maintained for the employees and former employees of the Company and its Subsidiaries (the "Employees"), benefits and benefit levels which are, in the aggregate, substantially similar to benefits and benefit levels as provided by the Company and its Subsidiaries through any Company Plan that is an Employee Pension Benefit Plan, an Employee Welfare Benefit Plan, or a fringe benefit program (providing, for example, sick pay, vacation pay and tuition reimbursement) prior to the Effective Time. Notwithstanding the foregoing, without limitation, this Section 6.13(a) shall not apply to any bonus, incentive, or equity-based compensation plan or arrangement. Further, subject to Section 6.3(k), this Section 6.13(a) shall not prohibit any change in benefits or benefit levels adopted prior to the Effective Time and effective on or after the Effective Time or any other change in benefits (such as a change in vendor, co-pay, deductible, lifetime maximum, etc.) that would have been made by the Company in the ordinary course during the 2001 year to reflect market conditions for the provision of these benefits.

          (b) The Parent Corporation will honor and will cause the Surviving Corporation to honor, in accordance with their respective terms, the Company Plans and all of the Company's other employee benefit, compensation, employment, severance and termination plans, programs, policies, and arrangements, including any rights or benefits arising as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event).

          (c) Solely for purposes of eligibility and vesting under the employee benefit plans of the Parent Corporation and its Subsidiaries (including the Surviving Corporation) providing benefits to any Employees after the Effective Time, each Employee will be credited with his or her years of service with the Company and its Subsidiaries (and any predecessor entities thereof) before the Effective Time, to the same extent as such employee was entitled, before the Effective Time, to credit for such service under any similar Company Plan. Following the Effective Time, the Parent Corporation will, or will cause its Subsidiaries to, (i) waive any pre-existing condition limitation under any Employee Welfare Benefit Plan maintained by the Parent Corporation or any of its Subsidiaries in which Employees and their eligible dependents participate (except to the extent that such pre-existing condition limitation would have been applicable under the comparable Company Employee Welfare Benefit Plans immediately prior to the Effective Time), and (ii) provide each Employee with credit for any co-payments and deductibles incurred prior to the Effective Time (or such earlier or later transition date to new Employee Welfare Benefits Plans) for the calendar year in which the Effective Time (or such earlier or later transaction date) occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that the Employees participate in after the Effective Time.

          (d) The Parent Corporation will, and will cause the Surviving Corporation and their respective representatives to, afford any officer (as of the Effective Time) of the Company and any of his or her representatives reasonable access, upon reasonable notice, to such books and records of the Company and the Surviving Corporation as are reasonably required by such officer to determine amounts owing to such officer under any Company Plan.

          (e) The Parent Corporation and the Company agree to implement the provisions of Section 6.13(e) of the Company Disclosure Letter.

          (f) Subject to applicable collective bargaining agreements, notwithstanding any provision to the contrary contained in this Agreement, through the period ending on December 31, 2001, the Parent Corporation and its Subsidiaries (including the Surviving Corporation) will provide severance benefits and severance compensation to the Employees that, in the aggregate, are not less favorable to the Employees than those provided by the Company under a Company Plan to the Employees immediately prior to the Effective Time.

          (g) Nothing contained herein will create any rights in any third party, including without limitation, any right to employment or right to any particular benefit (except as set forth in Sections 6.13(d) and (e)). Except as specifically provided, nothing contained herein shall be construed as prohibiting or restricting in any way the right of the Parent Company or the Company (or any successor thereto) to modify, amend or terminate any employee benefit plan, program or arrangement in whole or in part at any time after the Effective Time.

          (h) The Company agrees that an independent trustee, either a bank or a trust company, will act with respect to the Merger on behalf of each Company Plan (and its participants) that holds Company Common Stock in accordance with the terms and conditions of such Plan.

     Section 6.14 Standstill Provisions. The restrictions on the Parent Corporation and the Acquisition Corporation contained in the Standstill Provisions of the Confidentiality Agreement between the Parent Corporation and the Company are hereby waived by the Company to the extent reasonably required to permit the Parent Corporation and the Acquisition Corporation to comply with their obligations or enforce their rights under this Agreement.

                                   ARTICLE 7

                  CONDITIONS TO THE CONSUMMATION OF THE MERGER

     Section 7.1 Conditions to the Obligations of Each Party. The respective obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

          (a) the Company will have obtained the Company Stockholder Approval;

          (b) all applicable waiting periods (and any extensions thereof) under the HSR Act will have terminated or expired;

          (c) all other consents, authorizations, orders and approvals of or filings with any governmental commission, board or other regulatory authority (other than in its capacity as a customer of the Company or its Subsidiaries) required in connection with the consummation of the transactions contemplated by this Agreement will have been obtained or made, except where the failure to obtain or make such consents, authorizations, orders, approvals or filings, from and after the Closing Date, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect; and

          (d) no party will be subject to any order or injunction of a court of competent jurisdiction or other legal restraint which prohibits the consummation of the Merger.

     Section 7.2 Conditions to the Obligation of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

          (a) the representations and warranties of each of the Parent Corporation and the Acquisition Corporation contained herein (i) that are qualified as to materiality will be true and correct and (ii) that are not qualified by materiality will be true and correct in all material respects, in each case (i) and (ii), as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date; and

          (b) each of the Parent Corporation and the Acquisition Corporation will have in all material respects performed and complied with all of its obligations under this Agreement required to be performed by it at or prior to the Closing Date.

     The Parent Corporation and the Acquisition Corporation will furnish the Company with a customary bring down certificate with respect to the satisfaction of the conditions set forth in Sections 7.2(a) and (b).

     Section 7.3 Conditions to the Obligation of the Parent Corporation and the Acquisition Corporation. The obligation of the Parent Corporation and the Acquisition Corporation to effect the Merger is subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

          (a) the representations and warranties of the Company contained herein
     (i) that are subject to a Company Material Adverse Effect qualification will be true and correct and (ii) that are not subject to a Company Material Adverse Effect qualification will be true and correct, except that this clause (ii) will be deemed satisfied so long as any failures of such representations and warranties, taken together, are not reasonable likely to have a Company Material Adverse Effect, in each case (i) and (ii), as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date; and

          (b) the Company will have in all material respects performed and complied with all of its obligations under this Agreement required to be performed by it at or prior to the Closing Date.

     The Company will furnish the Parent Corporation with a customary bring down certificate with respect to the satisfaction of the conditions set forth in Sections 7.3(a) and (b).

     Section 7.4 Frustration of Closing Conditions. None of the Company, the Parent Corporation or the Acquisition Corporation may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such party's breach of this Agreement has been a principal reason that such condition has not been satisfied.

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

     Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the receipt of the Company Stockholder Approval):

          (a) with the mutual written consent of the Parent Corporation and the Company;

          (b) by the Parent Corporation or the Company if any court of competent jurisdiction or other governmental agency has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the consummation of the Merger, and such order, decree, ruling or other action is or has become nonappealable;

          (c) by the Parent Corporation if (i) the Company has breached any of its representations, warranties or covenants set forth in this Agreement, which breach (A) would give rise to the failure of a condition set forth in
     Section 7.3 and (B) is not cured within 30 days after the date written notice of such breach is given by the Parent Corporation to the Company,
     (ii) the Board of Directors of the Company has withdrawn or amended in any manner adverse to the Parent Corporation and the Acquisition Corporation its recommendation and approval of the Merger, (iii) the Company Stockholder Approval has not been obtained at a meeting duly called for such purpose or (iv) the Merger has not been consummated on or before March 31, 2001; or

          (d) by the Company if (i) either the Parent Corporation or the Acquisition Corporation has breached any of its representations, warranties or covenants set forth in this Agreement, which breach (A) would give rise to the failure of a condition set forth in Section 7.2 and (B) is not cured within 30 days after the date written notice of such breach is given by the Company to the Parent Corporation, (ii) the Company Stockholder Approval has not been obtained at a meeting called for such purpose or (iii) the Merger has not been consummated on or before March 31, 2001.

     Section 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement will forthwith become void and will be deemed to have terminated without liability to any party (except for any liability of any party then in willful material breach of any covenant or agreement); provided that the provisions of the Confidentiality Agreement and the last sentence of Section 6.5, this Section 8.2, Section 8.3 and Article 9 (other than the exception clause in Section 9.10) of this Agreement will continue in full force and effect notwithstanding such termination and abandonment.

     Section 8.3  Termination Fee.

          (a) If an Acquisition Proposal has been made to the Company or its stockholders or any person has announced an intention to make an Acquisition Proposal and thereafter

             (i) the Parent Corporation terminates this Agreement pursuant to
        Section 8.1(c)(ii) or Section 8.1(c)(iii),

             (ii) the Company terminates this Agreement pursuant to Section 8.1(d)(ii), or

             (iii) a vote of the stockholders of the Company does not occur and either the Parent Corporation terminates this Agreement pursuant to
        Section 8.1(c)(iv) or the Company terminates this Agreement pursuant to
        Section 8.1(d)(iii)

                                      and

             (x) the Company enters into an agreement with respect to a Third Party Acquisition within 12 months of the date of such termination, or

             (y) a Third Party Acquisition occurs within 12 months after the date of such termination,

     then the Company will pay to the Parent Corporation, within one business day following the occurrence of such event referred to in clause (x) or clause (y), a termination fee equal to $10 million (the "Termination Fee"), payable by wire transfer of immediately available funds to an account designated by the Parent Corporation.

          (b) The term "Third Party Acquisition" as used in this Agreement means
     (i) the acquisition of the Company by merger or otherwise by any person (including for purposes of this Section 8.3(b) any "person" or "group" as defined in Section 13(d)(3) of the Securities Exchange Act) or entity other than the Parent Corporation or any of its affiliates, (ii) the acquisition by any person or entity other than the Parent Corporation or any of its affiliates of more than 50 percent of the consolidated assets (determined based on book or fair market value) of the Company and its Subsidiaries or
     (iii) the acquisition by any person or entity other than the Parent Corporation or any of its affiliates of more than 50 percent of the outstanding shares of Company Common Stock, (iv) the adoption by the Company of any plan of liquidation or the declaration by the Company of any extraordinary dividend or distribution (including any distribution of any shares of the capital stock of any material Subsidiary) of cash or property constituting more than 50 percent of the consolidated assets (determined based on book or fair market value) of the Company and its Subsidiaries or
     (v) the purchase by the Company or any of its Subsidiaries of more than 50 percent of the outstanding shares of Company Common Stock.

          (c) Except as specifically provided in this Section 8.3, each party will bear its own expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

          (d) The Company acknowledges that the agreements regarding the payment of fees contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, in the absence of such agreements, the Parent Corporation and the Acquisition Corporation would not have entered into this Agreement. The Company accordingly agrees that in the event the Company fails to pay the Termination Fee promptly, the Company will in addition to the payment of such amount also pay to the Parent Corporation all of the reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Parent Corporation in the enforcement of its rights under this Section 8.3, together with interest on such amount at a rate of 11 percent per annum from the date upon which such payment was due, to and including the date of payment. Provided that the Company was not in breach of the provisions of Section 6.7, payment of the Termination Fee will constitute full and complete satisfaction, and will constitute the Parent Corporation's sole and exclusive remedy for any loss, liability, damage or claim arising out of or in connection with any such termination of this Agreement or the facts and circumstances resulting in or related to this Agreement.

                                   ARTICLE 9

                                 MISCELLANEOUS

     Section 9.1 Nonsurvival of Representations. The representations and warranties contained in this Agreement will not survive the Merger or the termination of this Agreement.

     Section 9.2 Remedies. The parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties will be entitled to specific performance of the terms of this Agreement, without posting a bond or other security, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 9.3 Successors and Assigns. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other parties hereto. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto or thereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

     Section 9.4 Amendment. This Agreement may be amended by the execution and delivery of a written instrument by or on behalf of the Parent Corporation, the Acquisition Corporation and the Company at any time before or after the Company Stockholder Approval, provided that after the date of the Company Stockholder Approval, no amendment to this Agreement will be made without the approval of stockholders of the Company to the extent such approval is required under the Virginia Act.

     Section 9.5 Extension and Waiver. At any time prior to the Effective Time, the parties may extend the time for performance of or waive compliance with any of the covenants or agreements of the other parties to this Agreement and may waive any breach of the representations or warranties of such other parties. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the party against which it is sought to be enforced.

     Section 9.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     Section 9.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     Section 9.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 9.9 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or three business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Parent Corporation and the Company at the addresses indicated below:


     If to the Parent
     Corporation:                               General Dynamics Corporation
                                                3190 Fairview Park Drive
                                                Falls Church, VA 22041-4523
                                                Attention:       David A. Savner, Esq.
                                                                  Senior Vice President and
                                                                  General Counsel
                                                Facsimile No.:  (703) 876-3125
     With a copy (which will
     not constitute notice) to:                 Jenner & Block
                                                One IBM Plaza, 40th Floor
                                                Chicago, IL 60611
                                                Attention:       Charles J. McCarthy, Esq.
                                                Facsimile No.:  (312) 840-7745

     If to the Company:                         Primex Technologies, Inc.
                                                10101 9th Street North
                                                St. Petersburg, FL 33716
                                                Attention:       George H. Pain, Esq.
                                                                  Vice President and
                                                                  General Counsel
                                                Facsimile No.:  (727) 578-8286
     With a copy (which will
     not constitute notice) to:                 Cravath, Swaine & Moore
                                                825 Eighth Avenue
                                                New York, NY 10019
                                                Attention:       Robert I. Townsend, III, Esq.
                                                Facsimile No.:  (212) 474-3700

or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the sending party.

     Section 9.10 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any person or entity other than the Parent Corporation, the Acquisition Corporation and the Company and their respective successors and permitted assigns, except that the respective beneficiaries as of the Closing Date of the provisions of Section 6.8 and Sections 6.13(d) and (e) will, for all purposes, be third party beneficiaries of the covenants and agreements contained therein and, accordingly, will be treated as a party to this Agreement for purposes of the rights and remedies relating to enforcement of such covenants and agreements and will be entitled to enforce any such rights and exercise any such remedies directly against the Parent Corporation and the Surviving Corporation.

     Section 9.11 Entire Agreement. This Agreement (including the Confidentiality Agreement, the Company Disclosure Letter and the other documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

     Section 9.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation. As used in this Agreement, the qualification "to the Company's knowledge" and clauses of similar effect will mean the actual knowledge by any executive officer of the Company or of its Subsidiaries (or other officer or manager of the Company or of its Subsidiaries if such officer or manager has primary responsibility over the subject matter in question) of the existence or absence of facts which would contradict a particular representation and warranty of the Company.

     Section 9.13 Submission to Jurisdiction. Each of the parties to this Agreement submits to the jurisdiction of any state or federal court sitting in Alexandria, Virginia, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

     Section 9.14 Governing Law. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE COMMONWEALTH OF VIRGINIA, EXCEPT THE DELAWARE ACT SHALL GOVERN THE CORPORATE MERGER PROCEDURES AND EFFECT WITH RESPECT TO THE ACQUISITION CORPORATION.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first written above.

                                          GENERAL DYNAMICS CORPORATION

                                          By: /s/ NICHOLAS D. CHABRAJA
                                            ------------------------------------
                                            Nicholas D. Chabraja
                                            Chairman and Chief Executive Officer

                                          MARS ACQUISITION CORPORATION

                                          By: /s/ ARTHUR J. VEITCH
                                            ------------------------------------
                                            Arthur J. Veitch
                                            President

                                          PRIMEX TECHNOLOGIES, INC.

                                          By: /s/ JAMES G. HASCALL
                                            ------------------------------------
                                            James G. Hascall
                                            Chairman and Chief Executive Officer

                                                                      APPENDIX B

[GOLDMAN SACHS LETTERHEAD]

November 9, 2000

Board of Directors
Primex Technologies, Inc.
10101 Ninth Street North
St. Petersburg, FL 33716

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than General Dynamics Corporation ("Parent") and its subsidiaries) of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Primex Technologies, Inc. (the "Company") of the $32.10 per Share in cash proposed to be paid by Parent in the Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of November 9, 2000, among Parent, Mars Acquisition Corporation ("Mars"), a wholly-owned subsidiary of Parent, and the Company (the "Agreement"). The Agreement provides for a merger of Mars with and into the Company (the "Merger") pursuant to which each outstanding Share (other than Shares owned by Parent or any subsidiary of Parent or the Company) will be converted into the right to receive $32.10 in cash.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Parent from time to time, including having acted as agent on Parent's commercial paper program and its common stock repurchase plan and as financial advisor to Parent in connection with its acquisitions of Lockheed Martin Corporation's Armament and Defense Division in January 1997, Lucent Technologies' Advanced Technology Systems division in October 1997 and Ceridian Corporation's Computing Devices International division in January 1998. We may also provide investment banking services to Parent in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or Parent for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the four years ended December 31, 1999; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and

Primex Technologies, Inc.
November 9, 2000
Page  2

trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the aerospace and defense industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We solicited preliminary indications of interest from potential buyers of the Company through April 2000. Subsequent to this process, we were not requested to solicit, and did not solicit, interest from other parties with respect to the acquisition of or other business combination with the Company. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Agreement and the transactions contemplated thereby.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the $32.10 per Share in cash to be received by the holders (other than Parent and its subsidiaries) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.


Very truly yours,



/S/ Goldman, Sachs & Co.

---------------------------------------------------------
   (GOLDMAN, SACHS & CO.)

                                [FORM OF PROXY]


                           PRIMEX TECHNOLOGIES, INC.

               10101 NINTH STREET NORTH, ST. PETERSBURG, FL 33716

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


              SPECIAL MEETING OF SHAREHOLDERS -- JANUARY 24, 2001


    The undersigned appoints JAMES G. HASCALL, BOB MARTINEZ and LEON E. SALOMON, or any of them, with full power of substitution, as proxies of the undersigned, to represent the undersigned and to vote all shares of Primex Technologies, Inc. common stock which the undersigned would be entitled to vote, if personally present, at the Special Meeting of Shareholders to be held on January 24, 2001, and at any adjournment or postponement thereof, as indicated on the reverse side. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.

    This Proxy, when properly executed, will be voted as directed by the undersigned shareholder on the item listed on the reverse side. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                          PRIMEX TECHNOLOGIES, INC.
                                          P.O. BOX 11190
                                          NEW YORK, N.Y. 10203-0190

(IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE)

                               PLEASE DETACH HERE
                 You Must Detach This Portion of the Proxy Card
     .            Before Returning it in the Enclosed Envelope            .


ITEM 1. To approve an Agreement and Plan of Merger, providing for the merger of Mars Acquisition Corporation with and into the Company, with the Company being the surviving corporation.



               FOR [ ]     AGAINST [ ]     ABSTAIN [ ]


In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                         If You Plan to Attend the
                                         Special Meeting Mark
                                         Here     [ ]

                                         Change of Address and/
                                         or Comments Mark Here [ ]

                                         Please mark, date and sign as
                                         your name appears hereon. If
                                         acting as executor,
                                         administrator, trustee,
                                         guardian, etc., you should so
                                         indicate when signing. If the
                                         signer is a corporation,
                                         please sign the full
                                         corporate name, by a duly
                                         authorized officer and
                                         indicate the title of such
                                         officer. If shares are held
                                         jointly, each stockholder
                                         named should sign. If you
                                         receive more than one proxy
                                         card, please date and sign
                                         each card and return all
                                         proxy cards in the enclosed
                                         envelope.

                                         Dated: ---------------, 200
                                         ---------------
                                         Signature
                                         ---------------
                                         Signature if held jointly

                                         VOTES MUST BE INDICATED
                                         (X) IN BLACK OR BLUE
                                         INK.      [X]

PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

                     [FORM OF CEOP VOTING INSTRUCTION CARD]



[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE



                           [PRIMEX TECHNOLOGIES LOGO]


                                OLIN CORPORATION


                      CONTRIBUTING EMPLOYEE OWNERSHIP PLAN


                            VOTING INSTRUCTION CARD



CONTROL NUMBER:


RECORD DATE SHARES:



Please be sure to sign and date this Voting Instruction Card. Date
                                                                   -----------

---------------------------------
      Participant sign here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.



                                          For  Against  Abstain
 1.  To approve an Agreement and Plan of  [ ]    [ ]      [ ]
     Merger, providing for the merger of
     Mars Acquisition Corporation with
     and into the Company, with the Com-
     pany being the surviving
     corporation.

     MARK BOX AT RIGHT IF A COMMENT HAS BEEN NOTED ON     [ ]
     THE REVERSE SIDE OF THIS CARD.

     PLEASE MARK, DATE, SIGN EXACTLY AS YOUR NAME APPEARS
     HEREON, AND RETURN THIS FORM IN THE ENCLOSED ENVELOPE TO
     EQUISERVE, PROXY TABULATION DEPT., P.O. BOX 9389, BOSTON,
     MA 02205-9967.



DETACH CARD                                                          DETACH CARD


     RE:  Olin Corporation Contributing Employee Ownership Plan ("CEOP")


     Dear CEOP Participant:



     The purpose of this letter is to provide you with important information concerning your voting rights as a participant in the CEOP.



     A Special Meeting of Shareholders of Primex Technologies, Inc. is scheduled for January 24, 2001. As a participant in and a named fiduciary under the CEOP, you have the right to direct State Street Bank and Trust Company, the Trustee of the CEOP, how to vote the shares of Primex Technologies, Inc. Common Stock allocated to your Stock Account. The CEOP provides that shares of Common Stock credited to participants' accounts for which no voting instruction is received by the Trustee will be voted by the Trustee in the same proportion as shares of Common Stock for which the Trustee has received instructions. The number of shares of Common Stock you are eligible to vote is based on your balance in the CEOP on December 15, 2000, the record date for the determination of shareholders eligible to vote. Your instructions to the Trustee are confidential and will be known only by State Street Bank.



                           (CONTINUED ON THE REVERSE)

                        CONFIDENTIAL VOTING INSTRUCTIONS
--------------------------------------------------------------------------------


         TO STATE STREET BANK AND TRUST COMPANY AS TRUSTEE ("TRUSTEE")


          UNDER THE OLIN CORPORATION EMPLOYEE OWNERSHIP PLAN ("CEOP")


                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby instruct the Trustee to vote in person, or by proxy, all shares of Common Stock of Primex Technologies, Inc. ("PRIMEX") credited to my account as of the record date which I am entitled to vote under the CEOP at the Special Meeting of Shareholders of PRIMEX to be held on January 24, 2001, and at any adjournment or postponement thereof, (a) on the matters indicated on the reverse side hereof or, if contrary choice is not indicated, then FOR Item 1 and (b) on any other matter which may properly come before the meeting.


  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.


Please sign exactly as your name appears on the reverse side. The CEOP provides that shares of Common Stock credited to participants' accounts for which no written instruction is received by the Trustee will be voted in the same proportion as shares of Common Stock for which the Trustee has received instructions. This form constitutes a direction to so vote.

DO YOU HAVE ANY COMMENTS?

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (CONTINUED FROM THE REVERSE)

If, in addition to your CEOP participation, you own shares of Common Stock directly in your own name or indirectly through a bank or broker, you will receive a separate mailing. Please be sure to return each Proxy or Voting Instruction Card in the postage paid return envelope provided with each separate package.

We encourage you to exercise your voting rights under the CEOP. Please review the enclosed documents carefully before deciding how to vote your shares. Because the shares of Common Stock in the CEOP are registered in the name of State Street Bank, as Trustee, you will not be able to vote in person at the Special Meeting of Shareholders shares credited to your Stock Account. Please return your instruction card, signed and dated, in the enclosed postage paid envelope as soon as possible. Instructions received after January 22, 2001 will not be counted.

Sincerely,

State Street Bank and Trust Company,
Trustee of the Olin Corporation Contributing Employee Ownership Plan


DELIVERY



--------------------------------------------------------------------------------------------------------------------------
             BY REGULAR MAIL                          BY HAND DELIVERY                         BY EXPRESS MAIL
--------------------------------------------------------------------------------------------------------------------------
                EquiServe                                 EquiServe                               EquiServe
       Proxy Tabulation Department               Proxy Tabulation Department             Proxy Tabulation Department
              P.O. Box 9389                           150 Royall Street                       150 Royall Street
          Boston, MA 02205-9967                     Canton, MA 02021-1031                    Mail Stop: 45-70-10
                                                                                            Canton, MA 02021-1031
--------------------------------------------------------------------------------------------------------------------------

                  [FORM OF PRIME PLAN VOTING INSTRUCTION CARD]



           Please fold and detach card at perforation before mailing.


              PLEASE VOTE BY MARKING THE APPROPRIATE BOXES BELOW.



   THE BOARD OF DIRECTORS OF PRIMEX TECHNOLOGIES, INC. RECOMMENDS A VOTE FOR
                                   PROPOSAL 1



1.To approve an Agreement and Plan of Merger,      FOR   AGAINST   ABSTAIN
  providing for the merger of Mars Acquisition
  Corporation with and into the Company, with      [ ]     [ ]       [ ]
  the Company being the surviving corporation.



Please note:If this Voting Instruction Form is signed, but no direction is given on the proposal, Boston Safe Deposit and Trust Company will vote "FOR" the proposal.



            (CONTINUED AND TO BE DATED AND SIGNED ON THE OTHER SIDE)

                            VOTING INSTRUCTION FORM



 PLEASE MARK, SIGN, DATE AND RETURN THE VOTING INSTRUCTION FORM PROMPTLY USING
                             THE ENCLOSED ENVELOPE


This voting instruction is requested by Boston Safe Deposit and Trust Company in conjunction with a proxy solicitation by the Board of Directors of Primex
                               Technologies, Inc.



         Please read the enclosed Proxy Statement for more information.



                      CONFIDENTIAL VOTING INSTRUCTION FORM


                   TO: BOSTON SAFE DEPOSIT AND TRUST COMPANY


  AS TRUSTEE OF THE PRIMEX TECHNOLOGIES, INC. RETIREMENT INVESTMENT MANAGEMENT
                                EXPERIENCE PLAN



           Please fold and detach card at perforation before mailing.



The undersigned hereby instructs Boston Safe Deposit and Trust Company, as Trustee of the Primex Technologies, Inc. Retirement Investment Management Experience Plan (the "PRIME Plan"), to vote in person or by proxy at the Special Meeting of the Shareholders of Primex Technologies, Inc. to be held on January 24, 2001, and at any adjournment or postponement thereof, all shares of Common Stock of Primex Technologies, Inc. for which the undersigned shall be entitled to instruct, in the manner specified on the reverse side.



Boston Safe Deposit and Trust Company will vote the shares of Common Stock represented by this Voting Instruction Form if it is properly completed, signed, and received by Boston Safe Deposit and Trust Company before 5:00 p.m. EST on January 19, 2001 at P.O. Box 9116, Hingham, MA 02043. Please sign exactly as your name appears below. The PRIME Plan provides that shares of Common Stock credited to participants' accounts for which no written instruction is received by the Trustee will be voted by the Trustee in the same proportion as shares of Common Stock for which the Trustee has received instructions.



Boston Safe Deposit and Trust Company makes no recommendation regarding any voting instruction.



                                        Date
                                             -----------------------------------


                                             -----------------------------------
                                             -----------------------------------


                                                       SIGNATURE